THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS SUPPLEMENT ISSUED NOVEMBER 4, 1998 (SUBJECT TO COMPLETION) (TO PROSPECTUS DATED JULY 14, 1998)

                                  $50,000,000

                        NORTHWESTERN CAPITAL FINANCING I

                       % TRUST PREFERRED CAPITAL SECURITIES

                (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)
                                 GUARANTEED BY

                                     [LOGO]
                               -----------------

NORTHWESTERN CAPITAL FINANCING I IS OFFERING PREFERRED SECURITIES GUARANTEED, TO
    THE EXTENT DESCRIBED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
                    PROSPECTUS, BY NORTHWESTERN CORPORATION.
                             ---------------------

FOR A MORE DETAILED DESCRIPTION OF THE PREFERRED SECURITIES, SEE "DESCRIPTION OF
               THE PREFERRED SECURITIES" BEGINNING ON PAGE S-16.

NORTHWESTERN CAPITAL FINANCING I HAS APPLIED TO LIST THE PREFERRED SECURITIES ON
        THE NEW YORK STOCK EXCHANGE UNDER THE TRADING SYMBOL "NOR PRB."
                             ---------------------
             INVESTING IN THE PREFERRED SECURITIES INVOLVES RISKS.
                   SEE "RISK FACTORS" BEGINNING ON PAGE S-7.
                               -----------------

                                                                            UNDERWRITING
                                                          PRICE TO         DISCOUNTS AND
                                                           PUBLIC           COMMISSIONS      PROCEEDS TO TRUST
                                                     ------------------  ------------------  ------------------
PER PREFERRED SECURITY.............................         $25              SEE BELOW              $25
TOTAL..............................................     $50,000,000          SEE BELOW          $50,000,000

NORTHWESTERN CAPITAL FINANCING I WILL NOT PAY ANY UNDERWRITING COMMISSIONS.
NORTHWESTERN CORPORATION WILL PAY UNDERWRITING COMMISSIONS OF $      PER
PREFERRED SECURITY. ANY ACCUMULATED DISTRIBUTIONS FROM NOVEMBER   , 1998 SHOULD
BE ADDED TO THE PRICE TO PUBLIC.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

MORGAN STANLEY & CO. INCORPORATED EXPECTS TO DELIVER THE PREFERRED SECURITIES TO
PURCHASERS ON OR ABOUT NOVEMBER   , 1998.
                              -------------------

MORGAN STANLEY DEAN WITTER

          CIBC OPPENHEIMER

                    A.G. EDWARDS & SONS, INC.

                              PAINEWEBBER INCORPORATED

                                        PIPER JAFFRAY INC.

NOVEMBER   , 1998

                        ABOUT THIS PROSPECTUS SUPPLEMENT

    You should read this Prospectus Supplement along with the Prospectus that follows. You should rely only on the information provided or incorporated by reference in this Prospectus Supplement and the Prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of the Preferred Securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus Supplement or the Prospectus is accurate as of any date other than the dates on the front of these documents.

                               TABLE OF CONTENTS

        PROSPECTUS SUPPLEMENT               PAGE
                                       ---------

Prospectus Supplement Summary........        S-3
Risk Factors.........................        S-7
NorthWestern Capital Financing I.....       S-11
NorthWestern Corporation.............       S-12
Recent Developments..................       S-12
Capitalization.......................       S-14
Ratio of Earnings to Fixed Charges
  and Earnings to Combined Fixed
  Charges and Preferred Dividends....       S-14
Selected Financial Data..............       S-15
Use of Proceeds......................       S-15
Accounting Treatment.................       S-15
Description of the Preferred
  Securities.........................       S-16
Description of the Subordinated
  Debentures.........................       S-27
Description of the Guarantee.........       S-34
Effect of Obligations Under the
  Subordinated Debentures and the
  Guarantee..........................       S-36
United States Federal Income
  Taxation...........................       S-37
Certain ERISA Considerations.........       S-40
Underwriters.........................       S-42
Legal Matters........................       S-43

             PROSPECTUS                     PAGE
                                       ---------

Available Information................          2
Documents Incorporated by
  Reference..........................          2
NorthWestern.........................          3
The Trusts...........................          3
Use of Proceeds......................          4
Ratio of Earnings to Fixed Charges
  and Earnings to Combined Fixed
  Charges and Preferred Dividends....          4
Price Range of Common Stock and
  Dividends..........................          5
Description of Mortgage Bonds........          5
Description of Debt Securities.......         15
Description of Preferred Stock and
  Preference Stock...................         23
Description of Common Stock..........         26
Description of the Trusts' Preferred
  Securities.........................         29
Description of the Guarantees........         30
Plan of Distribution.................         32
Selling Stockholders.................         33
Experts and Legal Opinions...........         34

                         PROSPECTUS SUPPLEMENT SUMMARY

    THE FOLLOWING INFORMATION CONCERNING NORTHWESTERN CORPORATION
("NORTHWESTERN"), NORTHWESTERN CAPITAL FINANCING I ("CAPITAL TRUST I"), THE   %
TRUST PREFERRED CAPITAL SECURITIES TO BE ISSUED BY CAPITAL TRUST I (THE "PREFERRED SECURITIES"), THE GUARANTEE TO BE ISSUED BY NORTHWESTERN WITH RESPECT
TO CAPITAL TRUST I (THE "GUARANTEE") AND THE   % JUNIOR SUBORDINATED DEFERRABLE
INTEREST DEBENTURES TO BE ISSUED BY NORTHWESTERN (THE "SUBORDINATED DEBENTURES") SUPPLEMENTS, AND SHOULD BE READ IN CONJUNCTION WITH, THE INFORMATION CONTAINED IN THE ACCOMPANYING PROSPECTUS. CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT HAVE THE SAME MEANINGS AS IN THE ACCOMPANYING PROSPECTUS.

                            NORTHWESTERN CORPORATION

    NorthWestern Corporation is a provider of services and solutions to customers across America. We provide electric and natural gas service to Midwestern customers through our energy division, NorthWestern Public Service. In addition, we hold interests in Cornerstone Propane Partners, L.P. (NYSE:CNO), the nation's fifth largest retail propane distributor, Communication Systems USA, a national provider of integrated communication and data solutions and network services, and Blue Dot Services Inc., a national provider of heating, air conditioning, plumbing and related services. We are also engaged in other service and nonenergy-related businesses.

    NorthWestern was incorporated under the laws of the State of Delaware in 1923. Our principal offices have recently moved to 125 S. Dakota Avenue, Suite 1100, Sioux Falls, South Dakota 57104 and our telephone number is now (605) 978-2908. Information about NorthWestern is available on the Internet at http://www.northwestern.com and as set forth under "Available Information" in the accompanying Prospectus. NorthWestern has filed with the Securities and Exchange Commission a Current Report on Form 8-K dated October 26, 1998 summarizing our third quarter financial results. That report is incorporated by reference in the accompanying Prospectus.

                        NORTHWESTERN CAPITAL FINANCING I

    Capital Trust I is a Delaware business trust. Capital Trust I will exist solely to:

    - issue and sell its Common Securities to us;

    - issue and sell its Preferred Securities to the public; and

    - use the proceeds from the sale of its Common Securities and Preferred Securities to purchase our Subordinated Debentures.

    Three trustees will manage Capital Trust I. Two of the trustees are our officers. The third trustee, Wilmington Trust Company, will act as the property trustee of Capital Trust I. The principal offices and telephone number of Capital Trust I are the same as ours.

                                  THE OFFERING

    Capital Trust I is offering the Preferred Securities at a price of $25 for each security. Capital Trust I will use all of the proceeds from the sale of the Preferred Securities to purchase Subordinated Debentures from us. The Subordinated Debentures will be the only assets of Capital Trust I. We will guarantee the obligations of Capital Trust I under the Preferred Securities to the extent described in this Prospectus Supplement.

THE PREFERRED SECURITIES

    If you purchase Preferred Securities, you will be entitled to receive
cumulative cash distributions at a rate of   % per annum of the liquidation
amount of $25 per security. This is equivalent to approximately $      per
Preferred Security each year. Distributions will accumulate from the date Capital Trust I issues the Preferred Securities. Capital Trust I will pay the distributions quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning December 31, 1998, subject to deferral. Capital Trust I will only pay distributions when it has funds available for payment.

    If you purchase Preferred Securities, you will have limited voting rights. You will be entitled to vote only with respect to two matters: the modification of the Preferred Securities, and the exercise of Capital Trust I's rights as holder of the Subordinated Debentures.

THE COMMON SECURITIES

    We will acquire all of the Common Securities of Capital Trust I. The Common Securities will have an aggregate liquidation amount equal to 3% of the total capital of Capital Trust I. The Common Securities will generally rank on par with the Preferred Securities. However, in the case of certain defaults, the Common Securities will rank junior to the Preferred Securities with respect to distributions, redemption and liquidation. Except in certain limited circumstances, the Common Securities will have sole voting power with respect to matters to be voted upon by Capital Trust I's security holders.

THE SUBORDINATED DEBENTURES

    Capital Trust I will purchase Subordinated Debentures from us with the proceeds from the sale of the Preferred Securities and the Common Securities. The Subordinated Debentures will be issued under an indenture between us and The Chase Manhattan Bank, as trustee. The Subordinated Debentures will:

    - be unsecured and subordinate to all of our senior indebtedness, including debt we incur after the date you purchase the Preferred Securities;

    - have an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Securities plus the capital contributed by us for the Common Securities;

    - bear interest at a rate of   % per annum; and

    - mature on November   , 2038, subject to earlier redemption.

GUARANTEE OF THE PREFERRED SECURITIES

    We will guarantee the Preferred Securities pursuant to the terms of the Guarantee.

    If we do not make a payment on the Subordinated Debentures, Capital Trust I will not have sufficient funds to make payments on the Preferred Securities. The Guarantee does not require us to make payments on behalf of Capital Trust I if Capital Trust I does not have sufficient funds to make payments on the Preferred Securities. Our obligations under the Guarantee are subordinate to our obligations to make payments on all of our other liabilities (except our obligations under similar guarantees).

RANKING

    The Preferred Securities will generally rank on a par with the Common Securities. Capital Trust I will make payments on the Preferred Securities and the Common Securities on a pro rata basis, except in certain circumstances (described on page S-20).

    The Subordinated Debentures will be unsecured and will rank subordinate and junior in right of payment to all of our current and future senior indebtedness.The Subordinated Debentures will rank on a par with our most senior preferred or preference stock and with $32.5 million principal amount of our Junior Subordinated Deferrable Interest Debentures due 2025. The Subordinated Debentures will also rank on a par with any other junior subordinated debentures that we may issue and sell to trusts similar to Capital Trust I that we may establish in the future.

    The Guarantee will rank on a par with the guarantee we issued in connection with the $32.5 million principal amount of Junior Subordinated Debentures referred to above and any other guarantees that we may issue with respect to preferred securities issued by trusts similar to Capital Trust I that we may establish in the future. The Guarantee will be unsecured and will rank subordinate and junior in right of payment to all of our other liabilities. In addition, the Subordinated Debentures and the Guarantee will be effectively subordinated to all existing and future liabilities of our subsidiaries and affiliates.

DEFERRAL OF DISTRIBUTIONS

    We can defer interest payments on the Subordinated Debentures during a period of up to 20 consecutive quarters (but not beyond the maturity date) unless an event of default has occurred and is continuing under the Subordinated Debenture (see page 18 of the accompanying Prospectus for a list of events of default). After we make all interest payments that we have deferred, including accrued interest on the deferred payments, we can again defer interest payments during new periods of up to 20 consecutive quarters if no event of default under the Subordinated Indenture has occurred and is continuing.

    If we defer interest payments on the Subordinated Debentures, Capital Trust I will also defer distributions on the Preferred Securities. During any deferral period, distributions will continue to accumulate on the Preferred Securities at
an annual rate of   % of the liquidation amount of $25 per Preferred Security.
Also, the deferred distributions will themselves accumulate additional
distributions at an annual rate of   %.

    During any period in which we defer interest payments on the Subordinated Debentures, we will generally not be permitted to:

    - pay dividends or make any other distributions on our capital stock;

    - redeem, purchase or make liquidation payments on any of our capital stock; or

    - make an interest, principal or premium payment, or repurchase or redeem, any of our debt securities that rank equal with or junior to the Subordinated Debentures or the Guarantee, including any other similar junior subordinated debentures and guarantees issued by us.

    If we defer payments of interest on the Subordinated Debentures, the Preferred Securities would at that time be treated as being issued with original issue discount for United States federal income tax purposes. This means that you would be required to recognize interest income with respect to deferred distributions and include such amounts in your gross income for United States federal income tax purposes before you receive any cash distributions. This is more fully explained in "United States Federal Income Taxation" beginning on page S-37.

REDEMPTION OF PREFERRED SECURITIES

    Capital Trust I will redeem all of the outstanding Preferred Securities when
we pay the Subordinated Debentures at maturity on November   , 2038. In
addition, if we redeem any Subordinated Debentures before their maturity, Capital Trust I will use the cash it receives on the redemption of the Subordinated Debentures to redeem an equal amount of the Preferred Securities and Common Securities on a pro rata basis.

    We can redeem some or all of the Subordinated Debentures before their maturity at 100% of their principal amount:

    - on one or more occasions any time on or after November   , 2003; and

    - before November   , 2003, if certain changes in tax or investment company
      law occur (as more fully described on page S-18).

In either case, we will pay accrued interest to the date of redemption.

DISTRIBUTION OF THE SUBORDINATED DEBENTURES

    We have the right to dissolve Capital Trust I at any time. If we decide to exercise our right to dissolve Capital Trust I, Capital Trust I will redeem the Preferred Securities by distributing the Subordinated Debentures to holders of the Preferred Securities and the Common Securities on a pro rata basis.

CONDITIONAL RIGHT TO SHORTEN MATURITY

    If certain changes in tax law occur, we will have the right prior to the dissolution of Capital Trust I to shorten the maturity of the Subordinated Debentures. We may only shorten the maturity to the extent necessary so that the interest paid on the Subordinated Debentures will continue to be tax deductible. The shortened term of the Subordinated Debentures may not be less than 15 years from the date of their original issuance.

USE OF PROCEEDS

    Capital Trust I will invest all of the proceeds from the sale of the Preferred Securities in the Subordinated Debentures. We intend to use the net proceeds from the sale of the Subordinated Debentures for general corporate purposes. Pending such use, we will invest the net proceeds temporarily in our securities portfolio.

LISTING OF THE PREFERRED SECURITIES

    Capital Trust I has applied to have the Preferred Securities listed on the New York Stock Exchange under the symbol "NOR PrB." You should be aware that the listing of the Preferred Securities will not necessarily ensure that a liquid trading market will be available for the Preferred Securities.

RISK FACTORS

    Your investment in the Preferred Securities will involve certain risks. You should carefully consider the following discussion of risks, and the other information in this Prospectus Supplement and the accompanying Prospectus, before deciding whether an investment in the Preferred Securities is suitable for you.

                                  RISK FACTORS

    AN INVESTMENT IN THE PREFERRED SECURITIES INVOLVES A NUMBER OF RISKS. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING INFORMATION, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE IN THE PROSPECTUS, ABOUT RISKS CONCERNING THE PREFERRED SECURITIES, BEFORE BUYING ANY PREFERRED SECURITIES.

    BECAUSE CAPITAL TRUST I WILL RELY ON THE PAYMENTS IT RECEIVES ON THE SUBORDINATED DEBENTURES TO FUND ALL PAYMENTS ON THE PREFERRED SECURITIES, AND BECAUSE CAPITAL TRUST I MAY DISTRIBUTE THE SUBORDINATED DEBENTURES IN EXCHANGE FOR THE PREFERRED SECURITIES, YOU ARE MAKING AN INVESTMENT DECISION WITH REGARD TO THE SUBORDINATED DEBENTURES AS WELL AS THE PREFERRED SECURITIES. YOU SHOULD CAREFULLY REVIEW THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ABOUT BOTH OF THESE SECURITIES.

NORTHWESTERN'S OBLIGATIONS UNDER THE GUARANTEE AND THE SUBORDINATED DEBENTURES
  WILL BE DEEPLY SUBORDINATED

    NorthWestern's obligations under the Guarantee are unsecured and rank (i) subordinate and junior in right of payment to all of its other liabilities other than its guarantee relating to the $32.5 million outstanding 8 1/8% Trust Preferred Capital Securities issued by NWPS Capital Financing I (the "1995 Series Trust Preferred Securities") and (ii) on a par with the most senior preferred or preference stock that it may issue. NorthWestern's obligations under the Subordinated Debentures are unsecured and rank subordinate and junior in right of payment to all of its present and future Senior Indebtedness and rank on a par with NorthWestern's obligations to other general unsecured creditors and other junior debt securities, including $32.5 million principal amount of 8 1/8% Junior Subordinated Deferrable Interest Debentures due 2025 issued in connection with the 1995 Series Trust Preferred Securities. As of September 30, 1998, NorthWestern had approximately $156.4 million of Senior Indebtedness. In addition, NorthWestern has begun a public offering of $100 million of Senior Debentures, which will constitute Senior Indebtedness. The Subordinated Debentures also will be effectively subordinated to all obligations of NorthWestern's subsidiaries and affiliates. Nothing in the Preferred Securities, the Subordinated Debentures or the Guarantee limits NorthWestern's ability to incur additional indebtedness, including indebtedness that ranks senior to the Subordinated Debentures and the Guarantee. See "Description of the Guarantee" and "Description of the Subordinated Debentures -- Subordination."

RIGHTS UNDER THE GUARANTEE

    The ability of Capital Trust I to timely pay amounts due on the Preferred Securities is solely dependent upon NorthWestern making the related payments on the Subordinated Debentures when due. If NorthWestern defaults on its obligations to pay principal of or interest on the Subordinated Debentures, Capital Trust I will not have sufficient funds to pay distributions on or the liquidation amount of the Preferred Securities. As a result, you will not be able to rely upon the Guarantee for payment of these amounts. Instead, you or the Property Trustee will need to enforce the rights of Capital Trust I under the Subordinated Debentures directly against NorthWestern. See "Effect of Obligations under the Subordinated Debentures and the Guarantee."

DISTRIBUTIONS ON THE PREFERRED SECURITIES COULD BE DEFERRED FOR SUBSTANTIAL
  PERIODS, BUT HOLDERS WOULD STILL RECOGNIZE INCOME FOR TAX PURPOSES

    As long as no event of default is continuing with respect to the Subordinated Debentures, NorthWestern has the right under the Subordinated Indenture to defer interest payments on the Subordinated Debentures for any period (an "Extension Period") up to 20 consecutive quarters, but not beyond the stated maturity of the Subordinated Debentures. During each Extension Period, Capital Trust I will defer payments of distributions on the Preferred Securities in a corresponding amount. There is no limit on the number of Extension Periods that may begin, as long as no event of default is continuing with respect to the Subordinated Debentures. See "Description of the Preferred Securities -- Distributions" and "Description of the Subordinated Debentures -- Option to Extend Interest Payment Period."

    If an Extension Period occurs, each holder of Preferred Securities (even if it uses the cash method of accounting) will be required to accrue income (in the form of original issue discount) for United States federal income tax purposes with respect to its proportionate share of the deferred interest on the Subordinated Debentures. As a result, you would be required to include such income in gross income for United States federal income tax purposes before you actually received any cash attributable to that income. In addition, you would not receive the cash related to such income from Capital Trust I if you disposed of your Preferred Securities prior to the record date for any distribution date on which such deferred distribution is paid, even if you held the Preferred Securities on the date that the payments would normally be made. See "United States Federal Income Taxation -- Interest and Original Issue Discount" and
"-- Sales of Preferred Securities."

THE PREFERRED SECURITIES MAY BE REDEEMED IF CERTAIN TAX OR REGULATORY EVENTS
  OCCUR

    Upon the occurrence and continuation of either a Tax Event or an Investment Company Event, NorthWestern has the right to redeem the Subordinated Debentures in whole (but not in part) within 90 days following the occurrence of such event. If the Subordinated Debentures are redeemed, the Preferred Securities must be redeemed. Thus, it is possible that the Preferred Securities could be
redeemed before November   , 2003. Any redemption will be at a redemption price
equal to 100% of the liquidation amount of the Preferred Securities plus accumulated and unpaid distributions to the redemption date. Under current United States federal income tax law, such a redemption of the Preferred Securities would constitute a taxable event to the holders. "Tax Event" refers to changes in the current tax treatment of the Subordinated Debentures or Capital Trust I, and "Investment Company Event" refers to changes in regulation of investment companies from which the Preferred Securities trust structure is currently exempt. Each of these terms is defined below under "Description of the Preferred Securities," and some of the possible tax consequences to you are described below under "United States Federal Income Taxation."

NORTHWESTERN MAY CAUSE CAPITAL TRUST I TO DISTRIBUTE THE SUBORDINATED DEBENTURES
  TO THE HOLDERS OF THE PREFERRED SECURITIES

    Capital Trust I may be dissolved prior to its expiration, either as a result of the occurrence of certain events or at NorthWestern's option. In such event, and subject to the terms of the Trust Declaration, the Subordinated Debentures will be distributed to the holders of the Preferred Securities and the Common Securities in liquidation of Capital Trust I. Although NorthWestern has agreed to use its best efforts to list the Subordinated Debentures on the New York Stock Exchange if this occurs, there can be no assurance that the Subordinated Debentures will be approved for listing or that a trading market will exist for the Subordinated Debentures.

    NorthWestern cannot predict the market prices for the Subordinated Debentures that may be distributed. Accordingly, the Subordinated Debentures that you receive upon a distribution, or the Preferred Securities you hold pending such a distribution, may trade at a discount to the price you paid to purchase the Preferred Securities.

    Under current United States federal income tax law, a distribution of Subordinated Debentures upon dissolution of Capital Trust I would not be a taxable event to holders of the Preferred Securities. If, however, a liquidating distribution occurred and it was determined that Capital Trust I was subject to United States federal income tax with respect to amounts received or accrued on the Subordinated Debentures at the time of such liquidation, then the distribution of the Subordinated Debentures would be a taxable event to holders of Preferred Securities. Under current United States federal income tax law, the redemption of the Subordinated Debentures upon the occurrence of a Tax Event or Investment Company Event or a liquidation in which holders of the Preferred Securities receive cash would be a taxable event to such holders. See "United States Federal Income
Taxation -- Receipt of Subordinated Debentures or Cash upon Liquidation of Capital Trust I."

NORTHWESTERN MAY SHORTEN MATURITY OF SUBORDINATED DEBENTURES

    Upon the occurrence and continuation of certain Tax Events, in lieu of redeeming the Subordinated Debentures, NorthWestern will have the right to shorten the stated maturity of the Subordinated Debentures -- and therefore change the mandatory redemption date for the Preferred Securities -- to be as early as November 2013.

GENERAL MARKET CONDITIONS AND DEFERRAL RIGHTS COULD ADVERSELY AFFECT MARKET
  PRICES

    There can be no assurance about the market prices for the Preferred Securities or for the Subordinated Debentures that may be distributed in exchange for the Preferred Securities if Capital Trust I is dissolved. In addition, because of NorthWestern's right to defer interest payments and to shorten the stated maturity of the Subordinated Debentures, the market price of the Preferred Securities may be more volatile than the market prices of similar securities that are not subject to these rights. Moreover, any exercise of these rights could cause the market price of the Preferred Securities to decline. Accordingly, the Preferred Securities that you purchase, whether in this offering or in the secondary market, or the Subordinated Debentures that you may receive on liquidation of Capital Trust I, may trade at a discount to the price that you paid for the Preferred Securities. Furthermore, if you dispose of any Preferred Securities or Subordinated Debentures during an Extension Period, when trading prices are likely to be adversely affected by the deferral, you might not receive the same return on your investment as a holder that holds its Preferred Securities until the Extension Period ends.

THE MARKET PRICES OF THE PREFERRED SECURITIES MAY NOT FULLY REFLECT ACCRUED
  INTEREST

    The Preferred Securities may trade at prices that do not fully reflect the value of accrued but unpaid interest with respect to the underlying Subordinated Debentures. A holder of Preferred Securities that disposes of its Preferred Securities between record dates for any distribution payments will nevertheless be required to include as ordinary income for United States federal income tax purposes an amount equal to the accrued but unpaid interest on its proportionate interest in the Subordinated Debentures through the date of disposition. Such holder will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than its adjusted tax basis. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "United States Federal Income Taxation -- Sales of Preferred Securities."

LIMITED VOTING RIGHTS

    In general, holders of Preferred Securities will have limited voting rights relating only to the modification of the Trust Declaration (which establishes the terms and conditions of the Preferred Securities) and the exercise of Capital Trust I's rights as the holder of the Subordinated Debentures. Holders of Preferred Securities will not be entitled to vote to appoint, remove or replace the trustees of Capital Trust I, which voting rights are vested exclusively in NorthWestern as the holder of the Common Securities of Capital Trust I. The Regular Trustees, who are officers of NorthWestern, and NorthWestern may amend the Trust Declaration without the consent of holders of Preferred Securities to ensure that (i) Capital Trust I will be classified for United States federal income tax purposes as a grantor trust, (ii) the Subordinated Debentures will be treated as indebtedness of NorthWestern and
(iii) Capital Trust I will not be required to register as an "investment company" under the Investment Company Act of 1940, as amended (the "Investment Company Act"), even if such action adversely affects the interests of such holders. See "Description of the Preferred Securities -- Voting Rights."

NO PRIOR MARKET FOR THE PREFERRED SECURITIES

    The Preferred Securities constitute a new issue of securities with no established trading market. Although the Preferred Securities will be listed on the New York Stock Exchange, a listing does not guarantee that a trading market for the Preferred Securities will develop or, if a trading market for the Preferred Securities does develop, the depth of that market and the ability of holders to sell their Preferred Securities easily.

FORWARD-LOOKING STATEMENTS

    Certain of the matters discussed in this Prospectus Supplement, including under the caption "Recent Developments," and certain statements incorporated by reference in the accompanying Prospectus, are forward-looking statements within the meaning of the securities laws. NorthWestern cautions that, while we believe such statements to be based on reasonable assumptions and make such statements in good faith, there can be no assurance that actual results will not differ materially from such assumptions or that the expectations set forth in the forward-looking statements derived from such assumptions will be realized. Investors should be aware of important factors that could have a material impact on future results. These factors include, but are not limited to: weather; the federal and state regulatory environment; regional, commercial, industrial and residential growth in the service territories served by NorthWestern and its subsidiaries and affiliates; the speed and degree to which competitors enter NorthWestern's industries; the timing and extent of changes in commodity prices; risks associated with acquisitions and integration of acquired companies; fluctuations in operating results; competition; the economic climate; customers' usage patterns and preferences; changing conditions in the capital and equity markets; and other uncertainties, all of which are difficult to predict, and many of which are beyond our control.

                        NORTHWESTERN CAPITAL FINANCING I

    Capital Trust I is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust executed by NorthWestern, as sponsor, and the trustees of Capital Trust I (the "Capital Trustees") and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware. The declaration will be amended and restated in its entirety (as so amended and restated, the "Trust Declaration") substantially in the form filed as an exhibit to the Registration Statement of which the accompanying Prospectus forms a part. The Trust Declaration will be qualified as an indenture under the Trust Indenture Act. The Preferred Securities offered hereby will constitute all of the Preferred Securities, and NorthWestern will acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of Capital Trust
I. Capital Trust I exists for the exclusive purposes of (i) issuing the Common Securities and the Preferred Securities (collectively, the "Trust Securities") representing undivided beneficial interests in the assets of Capital Trust I,
(ii) investing the gross proceeds of the Trust Securities in the Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto.

    The number of Capital Trustees will initially be three. Two of the Capital Trustees (the "Regular Trustees") will be persons who are employees or officers of or who are affiliated with NorthWestern. The third trustee will be a financial institution that maintains its principal place of business in the State of Delaware and is unaffiliated with NorthWestern, which trustee will serve as property trustee under the Trust Declaration and as indenture trustee for the purposes of the Trust Indenture Act (the "Property Trustee"). The Property Trustee will be the only trustee of Capital Trust I who will be a trustee for purposes of the Trust Indenture Act and is the only entity that will perform the functions of a trustee under such Act. The initial Property Trustee of Capital Trust I is Wilmington Trust Company, a Delaware banking corporation, which maintains a principal place of business in Delaware. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Capital Trustees of Capital Trust I. Wilmington Trust Company will also act as indenture trustee under the Guarantee (the "Guarantee Trustee"). See "Description of the Guarantee."

    The Property Trustee will hold title to the Subordinated Debentures for the benefit of the holders of the Trust Securities, and the Property Trustee will have the power to exercise all rights, powers and privileges under the Subordinated Indenture as the holder of the Subordinated Debentures. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Subordinated Debentures for the benefit of the holders of the Trust Securities. The Property Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities. NorthWestern, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any Capital Trustee and to increase or decrease the number of Capital Trustees; provided that (i) the number of Capital Trustees shall be at least three and (ii) a majority shall be Regular Trustees. NorthWestern will pay all fees and expenses related to Capital Trust I and the offering of the Trust Securities. See "Description of the Subordinated Debentures -- Miscellaneous."

    The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Trust Declaration, the Delaware Business Trust Act (the "Business Trust Act") and the Trust Indenture Act. See "Description of the Preferred Securities."

                            NORTHWESTERN CORPORATION

    NorthWestern Corporation is a provider of services and solutions to customers across America. We provide electric and natural gas service to Midwestern customers through our energy division, NorthWestern Public Service. In addition, we hold interests in Cornerstone Propane Partners, L.P. (NYSE:CNO), the nation's fifth largest retail propane distributor, Communication Systems USA, a national provider of integrated communication and data solutions and network services, and Blue Dot Services Inc., a national provider of heating, air conditioning, plumbing and related services. We are also engaged in other service and nonenergy-related businesses.

    Weather patterns have a material impact on the operating performance for all three segments of our energy business -- electric, natural gas and propane. This impact is particularly relevant for natural gas and propane. Because natural gas and propane are heavily used for residential and commercial heating, the demand for these products depends heavily upon weather patterns throughout NorthWestern's market areas. With a larger proportion of our operations related to seasonal propane and natural gas sales, a significantly greater portion of our consolidated operating income is recognized in the first and fourth quarters, which correspond to the heating season.

    NorthWestern was incorporated under the laws of the State of Delaware in 1923. Our principal offices have recently moved to 125 S. Dakota Avenue, Suite 1100, Sioux Falls, South Dakota 57104 and our telephone number is now (605) 978-2908. Information about NorthWestern is available on the Internet at http://www.northwestern.com and as set forth under "Available Information" in the accompanying Prospectus. NorthWestern has filed with the Securities and Exchange Commission a Current Report on Form 8-K dated October 26, 1998 summarizing its third quarter financial results. That report is incorporated by reference in the accompanying Prospectus.

                              RECENT DEVELOPMENTS

PENDING COMMON STOCK AND SENIOR DEBT OFFERINGS

    On November 4, 1998, NorthWestern entered into an underwriting agreement to issue and sell 5,000,000 shares of its Common Stock (excluding 750,000 option shares to cover over-allotments) at a price of $24.00 per share in a public offering. The issue and sale, which are subject to customary conditions, are expected to be consummated on November 9, 1998. In addition, NorthWestern has begun a public offering of $100 million of Senior Debentures. The net proceeds of such offerings are expected to be used to repay approximately $113 million of short-term indebtedness and for general corporate purposes.

    Consummation of this offering of Preferred Securities is not conditioned upon completion of either pending offering.

ACQUISITION PROGRAMS

    NorthWestern's growth strategies are targeted at activities that will generate earnings growth, expand its customer base and increase value-added product and service offerings by focusing on customers' expectations for service and solutions, convenience and value. Strategic acquisitions, particularly in growth-oriented service and solutions sectors, play a significant role in NorthWestern's long-term plans to capture a greater share of the growing global service and solutions marketplace. NorthWestern intends to pursue development and acquisition opportunities that have long-term growth potential and at any given time may be engaged in various stages of discussions regarding such opportunities or the increase of its equity participation in its existing operations.

    Cornerstone Propane Partners' business strategy contemplates growing, both through internal growth and start-ups of new customer service centers and, more importantly, through the acquisition of other retail and wholesale propane distributors. Cornerstone is from time to time engaged in various stages of discussions with respect to acquisitions of various sizes and expects to continue to pursue acquisition opportunities actively. Cornerstone recently filed a shelf registration statement with the Securities and Exchange Commission under which it may issue up to 3,487,500 of its Common Units representing limited partnership interests from time to time for general purposes, including expansion of its business through internal growth and acquisitions. Cornerstone also has available and under negotiation various credit arrangements under which it may incur indebtedness to fund acquisitions, including a $75 million revolving acquisition facility. Approximately $52 million was available under Cornerstone's acquisition facility as of September 30, 1998.

    On October 27, 1998, Cornerstone announced that it had entered into a definitive agreement to acquire Propane Continental, Inc., the nation's 19th largest propane distributor, for a price expected to be approximately $110-120 million, including debt to be repaid. Cornerstone's announcement stated that the acquisition is expected to be financed with approximately 50% Common Unit equity and 50% long-term debt. Closing is expected in 1998, although the transaction is subject to a number of conditions.

    Because the general partner interests in Cornerstone are held by subsidiaries of NorthWestern, Cornerstone is treated as a consolidated subsidiary in NorthWestern's financial statements, and any additional partnership interests or long-term indebtedness issued by Cornerstone will be reflected on NorthWestern's consolidated balance sheet in "Minority interest in subsidiaries" and "Long-term debt of subsidiaries," respectively. NorthWestern has not guaranteed, and does not intend to guarantee, any indebtedness of Cornerstone.

                                 CAPITALIZATION

    The following table shows NorthWestern's capitalization on a consolidated basis at September 30, 1998. The "As Adjusted for Common Stock and Senior Debt Offerings" column shows our capitalization at September 30, 1998, after giving effect to the pending common stock and senior debt offerings discussed under "Recent Developments -- Pending Common Stock and Senior Debt Offerings." The "As Further Adjusted for Preferred Securities Offering" column shows our capitalization at September 30, 1998, as adjusted to give effect to the sale of the Preferred Securities offered hereby.

                                                                                   SEPTEMBER 30, 1998
                                                                      --------------------------------------------
                                                                                                      AS FURTHER
                                                                                   AS ADJUSTED FOR   ADJUSTED FOR
                                                                                   COMMON STOCK AND    PREFERRED
                                                                                     SENIOR DEBT      SECURITIES
                                                                        ACTUAL        OFFERINGS        OFFERING
                                                                      -----------  ----------------  -------------
                                                                                      (UNAUDITED)

                                                                                     (IN THOUSANDS)
Common stock equity.................................................  $   170,095   $      285,895   $     285,895
Nonredeemable cumulative preferred stock............................        2,600            2,600           2,600
Redeemable cumulative preferred stock...............................        1,150            1,150           1,150
Company obligated mandatorily redeemable security of trust holding
  solely parent debentures..........................................       32,500           32,500          82,500
Long-term debt......................................................      151,350          251,350         251,350
                                                                      -----------  ----------------  -------------
                                                                          357,695          573,495         623,495
Minority interest in subsidiaries...................................      221,095          221,095         221,095
Long-term debt of subsidiaries......................................      262,766          262,766         262,766
                                                                      -----------  ----------------  -------------
  Total capitalization..............................................  $   841,556   $    1,057,356   $   1,107,356
                                                                      -----------  ----------------  -------------
                                                                      -----------  ----------------  -------------

                RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS
               TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

    The following table sets forth the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred dividends for NorthWestern for the fiscal years ended December 31, 1993, 1994, 1995, 1996 and 1997, and for the nine-month periods ended September 30, 1997 and 1998. For the purpose of calculating such ratios, "earnings" consist of income from continuing operations before income taxes and minority interest, "fixed charges" consist of interest on all indebtedness (including preferred securities distribution requirements), amortization of debt expense and the percentage of rental expense on operating leases deemed representative of the interest factor, and "preferred dividends" represent dividends paid on all preferred shares (consisting solely of shares of cumulative preferred stock) outstanding during the periods.

                                                                                     YEAR ENDED DECEMBER 31,
                                                                 ---------------------------------------------------------------
                                                                    1993         1994         1995         1996         1997
                                                                    -----        -----        -----        -----        -----
Ratio of Earnings to Fixed Charges.............................         3.5          3.4          3.4          3.2          3.0
Ratio of Earnings to Combined Fixed Charges and Preferred
  Dividends....................................................         3.5          3.4          3.1          2.7          2.6


                                                                     NINE MONTHS ENDED
                                                                       SEPTEMBER 30,
                                                                 --------------------------
                                                                    1997         1998(1)
                                                                    -----     -------------
Ratio of Earnings to Fixed Charges.............................         2.7           2.7
Ratio of Earnings to Combined Fixed Charges and Preferred
  Dividends....................................................         2.2           2.5

------------

(1) Results for the nine months ended September 30, 1998 are not necessarily indicative of results that may be expected for the entire year.

                            SELECTED FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

    The consolidated financial information presented below is derived from, and should be read in conjunction with, the consolidated audited financial statements contained in NorthWestern's most recent Annual Report on Form 10-K. Information for the nine month periods ended September 30, 1997 and 1998 is derived from NorthWestern's unaudited consolidated financial statements which, in the opinion of management, have been prepared on the same basis as the audited financial statements and reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of NorthWestern's results of operations and financial position. Results for the nine months ended September 30, 1998 are not necessarily indicative of results that may be expected for the entire year.

                                                                                                   NINE MONTHS ENDED
                                                          YEAR ENDED DECEMBER 31,                    SEPTEMBER 30,
                                           -----------------------------------------------------  --------------------
                                             1993       1994       1995       1996       1997       1997      1998(1)
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
INCOME STATEMENT DATA
  Revenues...............................  $ 153,257  $ 157,266  $ 204,970  $ 344,009  $ 918,070  $ 634,941  $ 663,811
  Operating income.......................     27,273     30,536     38,097     50,418     58,997     36,462     36,361
  Net income.............................     15,191     15,440     19,306     26,054     26,264     17,403     18,941
  Basic earnings per average common
   share.................................       0.98       1.00       1.11       1.28       1.31       0.86       0.94
  Diluted earnings per average common
   share.................................       0.98       1.00       1.11       1.28       1.31       0.86       0.93(2)
  Dividends declared per average common
   share.................................       0.82       0.84       0.87       0.89       0.93       0.69       0.73
  Weighted average common shares
   outstanding...........................     15,354     15,354     16,261     17,840     17,843     17,843     17,848

                                                                        AS OF SEPTEMBER 30,
                                                                              1998(1)
                                                                     -------------------------
BALANCE SHEET DATA:
  Total assets.....................................................        $   1,167,248
  Long-term debt...................................................              151,350
  Long-term debt of subsidiaries...................................              262,766
  Common stock equity..............................................              170,095

---------

(1) Does not reflect issuances contemplated by pending common stock and senior debt offerings described under "Recent Developments."

(2) Reflects outstanding warrants to purchase approximately 1.2 million shares of common stock. See "Selling Stockholders" in the accompanying Prospectus.

                                USE OF PROCEEDS

    Capital Trust I will use all of the proceeds received from the sale of the Preferred Securities to purchase Subordinated Debentures from NorthWestern. NorthWestern will use the net proceeds to be received from the sale of the Subordinated Debentures for general corporate purposes. Pending such use, the net proceeds will be temporarily invested in NorthWestern's securities portfolio.

                              ACCOUNTING TREATMENT

    For financial reporting purposes, Capital Trust I will be treated as a subsidiary of NorthWestern, and, accordingly, the accounts of Capital Trust I will be included in the consolidated financial statements of NorthWestern. The Preferred Securities will be included in the consolidated balance sheets of NorthWestern, and appropriate disclosures about the Preferred Securities, the Guarantee and the Subordinated Debentures will be included in the notes to NorthWestern's consolidated financial statements. For financial reporting purposes, distributions on the Preferred Securities will be recorded in the consolidated statements of income of NorthWestern.

                    DESCRIPTION OF THE PREFERRED SECURITIES

    The Preferred Securities will be issued pursuant to the terms of the Trust Declaration. The Trust Declaration will be qualified as an indenture under the Trust Indenture Act, and Wilmington Trust Company, as the Property Trustee, will act as the indenture trustee for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Preferred Securities will include those stated in the Trust Declaration and the Business Trust Act and those made part of the Trust Declaration by the Trust Indenture Act. The following summary of the principal terms and provisions of the Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Trust Declaration (a copy of which is filed as an exhibit to the Registration Statement of which the accompanying Prospectus forms a part), the Business Trust Act and the Trust Indenture Act.

GENERAL

    The Preferred Securities will be limited to $51,546,391 aggregate liquidation amount at any one time outstanding. The Preferred Securities will rank pari passu with, and payments will be made thereon pro rata with, the Common Securities, except as described under "-- Subordination of Common Securities." The Subordinated Debentures will be registered in the name of Capital Trust I and held by the Property Trustee in trust for the benefit of the holders of the Preferred Securities and the Common Securities. The Guarantee will be a guarantee on a subordinated basis with respect to the Preferred Securities but will not guarantee payment of distributions or amounts payable on redemption or liquidation of the Preferred Securities when Capital Trust I does not have funds on hand available to make such payments. In such an event, the remedy of a holder of the Preferred Securities is to direct the Property Trustee to enforce the Property Trustee's rights under the Trust Declaration or the Subordinated Debentures and, if the Property Trustee fails to enforce such rights, to institute a proceeding directly against NorthWestern. See "-- Voting Rights" and "Description of the Guarantee."

DISTRIBUTIONS

    Distributions on the Preferred Securities will be fixed at a rate per annum
of   % of the stated liquidation amount of $25 per Preferred Security.
Distributions in arrears will accumulate additional distributions at the rate
per annum of   % thereof, compounded quarterly. The term "Distribution" as used herein includes any such additional distributions payable unless otherwise stated. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

    Distributions on the Preferred Securities will be cumulative, will
accumulate from November   , 1998, the date of initial issuance thereof, and
will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing December 31, 1998, when, as and if available and determined to be so payable by the Property Trustee, except as otherwise described below.

    Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the books and records of Capital Trust I on the relevant record dates, which, as long as the Preferred Securities remain in book-entry only form, will be one Business Day prior to the relevant payment dates. Such Distributions will be paid through the Property Trustee, which will hold amounts received in respect of the Subordinated Debentures in the Property Account for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Trust Declaration, each such payment will be made as described under "-- Book-Entry Only
Issuance -- The Depository Trust Company" below. In the event that the Preferred Securities do not continue to remain in book-entry only form, the record dates shall be 15 Business Days prior to the relevant payment dates. In the event that any date on which Distributions are to be made on the Preferred Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such payment date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in the City of New York (in the state of New York) are permitted or required by any applicable law to close.

    So long as no event of default under the Subordinated Indenture has occurred and is continuing, NorthWestern has the right to defer payments of interest on the Subordinated Debentures from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the maturity of the Subordinated Debentures. As a consequence of any such deferral, quarterly Distributions on the Preferred Securities by Capital Trust I will be deferred during any such Extension Period. In the event that NorthWestern exercises this right, then during such Extension Period (i) NorthWestern may not declare or pay dividends on, make distributions with respect to, redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock and (ii) NorthWestern may not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by NorthWestern (including other junior subordinated deferrable debentures) that rank pari passu with or junior to the Subordinated Debentures or make any guarantee payments with respect to the foregoing; provided, however, that, the foregoing restrictions do not apply to (a) repurchases, redemptions or other acquisitions of shares of capital stock of NorthWestern (1) in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, (2) in connection with a dividend reinvestment or stockholder stock purchase plan or (3) in connection with the issuance of capital stock of NorthWestern (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to such Extension Period, (b) an exchange, redemption or conversion of any class or series of NorthWestern's capital stock (or any capital stock of a subsidiary of NorthWestern) for any class or series of NorthWestern's capital stock or of any class or series of NorthWestern's indebtedness for any class or series of NorthWestern's capital stock, (c) the purchase of fractional interests in shares of NorthWestern's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock, or (f) payments by NorthWestern under the Guarantee or under any similar guarantee by NorthWestern with respect to any securities of its subsidiaries, provided the proceeds from the issuance of such securities were used to purchase junior subordinated deferrable interest debentures issued by such subsidiary. Prior to the termination of any Extension Period, NorthWestern may further defer the payment of interest, provided that the Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the maturity of the Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, NorthWestern may select a new Extension Period, subject to the above requirements. See "Description of the Subordinated Debentures -- Interest" and "-- Option to Extend Interest Payment Period." If Distributions are deferred, the deferred Distributions, including accumulated additional Distributions thereon, shall be paid to holders of record of the Preferred Securities as they appear on the books and records of Capital Trust I on the record date following the termination of such Extension Period. NorthWestern has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debentures.

    Capital Trust I's funds available for distribution to the holders of the Preferred Securities will be limited to payments received from NorthWestern on the Subordinated Debentures. See "Description of the Subordinated Debentures." The payment of Distributions out of moneys held by Capital Trust I is guaranteed by NorthWestern to the extent set forth under "Description of the Guarantee."

REDEMPTION

    Upon the repayment or redemption, in whole or in part, of the Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Subordinated Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities at a redemption price (the "Redemption Price") equal to 100% of the aggregate Liquidation Amount (as defined below) of such Trust Securities plus accumulated and unpaid Distributions thereon to the date of redemption (the "Redemption Date"). See "-- Redemption Procedures." If less than all the Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Preferred Securities and the Common Securities. NorthWestern will have the right to redeem the Subordinated Debentures (i) on or
after November   , 2003, in whole at any time or in part from time to time, or
(ii) prior to November   , 2003 in whole (but not in part) at any time within 90
days following the occurrence and continuation of a Tax Event or an Investment Company Event (each as defined below). See "Description of the Subordinated Debentures -- Optional Redemption." A redemption of the Subordinated Debentures would cause a mandatory redemption of the Preferred Securities and the Common Securities.

    "Like Amount" means (i) with respect to a redemption of Trust Securities, Trust Securities having an aggregate Liquidation Amount equal to that portion of the principal amount of Subordinated Debentures to be contemporaneously redeemed in accordance with the Subordinated Indenture, allocated to the Common Securities and to the Preferred Securities based upon the relative Liquidation Amounts of such classes and (ii) with respect to a distribution of Subordinated Debentures to holders of Trust Securities in connection with a dissolution or liquidation of Capital Trust I, Subordinated Debentures having an aggregate principal amount equal to the aggregate Liquidation Amount of the Trust Securities of the holder to whom such Subordinated Debentures are distributed. "Liquidation Amount" means the stated amount of $25 per Trust Security.

    "Tax Event" means the receipt by Capital Trust I of an opinion of counsel to NorthWestern experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of issuance of the Preferred Securities, there is more than an insubstantial risk that (i) Capital Trust I is, or will be within 90 days of the delivery of such opinion, subject to United States federal income tax with respect to income received or accrued on the Subordinated Debentures, (ii) interest payable by NorthWestern on the Subordinated Debentures is not, or within 90 days of the delivery of such opinion, will not be, deductible by NorthWestern, in whole or in part, for United States federal income tax purposes, or (iii) Capital Trust I is, or will be within 90 days of the delivery of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

    It has been reported that the Internal Revenue Service has challenged the deductibility, for United States federal income tax purposes, of interest payments on an instrument similar in some respects to the Subordinated Debentures, held by an entity similar in some respects to Capital Trust I. NorthWestern and Capital Trust I do not believe that this challenge will affect NorthWestern's ability to deduct interest payments on the Subordinated Debentures. However, prospective investors should be aware that further developments favoring the Internal Revenue Service's challenge, or other unrelated developments, could give rise to a Tax Event. See "United States Federal Income Taxation -- Receipt of Subordinated Debentures or Cash upon Liquidation of Capital Trust I."

    "Investment Company Event" means the receipt by Capital Trust I of an opinion of counsel to NorthWestern experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that Capital Trust I is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Preferred Securities.

    If an event described in clause (i) or (iii) of the definition of Tax Event above has occurred and is continuing and Capital Trust I is the holder of all the Subordinated Debentures, NorthWestern will pay Additional Sums, if any, on the Subordinated Debentures. "Additional Sums" means such additional amounts as may be necessary in order that the Distributions paid by Capital Trust I on its outstanding Trust Securities will not be reduced as a result of any additional taxes, duties and other governmental charges to which Capital Trust I has become subject as a result of a Tax Event.

REDEMPTION PROCEDURES

    Capital Trust I may not redeem fewer than all of the outstanding Preferred Securities unless all accumulated and unpaid Distributions have been paid on all Preferred Securities for all quarterly distribution periods terminating on or prior to the Redemption Date.

    Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of Subordinated Debentures. Redemptions of the Preferred Securities shall be made, and the Redemption Price shall be payable, on each Redemption Date only to the extent that Capital Trust I has funds then on hand and legally available for the payment of such Redemption Price. See also "-- Subordination of Common Securities." Notice of redemption of the Trust Securities shall be given not less than 30 nor more than 60 days prior to the date fixed for redemption. If Capital Trust I gives a notice of redemption in respect of the Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, in the case of Preferred Securities held in book-entry form, the Property Trustee will deposit irrevocably with the Depository Trust Company ("DTC") funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Preferred Securities. With respect to Preferred Securities not held in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Preferred Securities called for redemption shall be payable to the holders of the Preferred Securities on the relevant record dates.

    If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit all rights of the holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Preferred Securities will cease to be outstanding. If any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. In the event that payment of the Redemption Price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by Capital Trust I or by NorthWestern pursuant to the Guarantee, Distributions on such Preferred Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by Capital Trust I for such Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

    Subject to applicable law (including, without limitation, United States federal securities laws), NorthWestern or its affiliates may at any time and from time to time purchase outstanding Preferred Securities, by tender, in the open market or by private agreement, and may resell such securities.

    If less than all the Preferred Securities and Common Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Preferred Securities and Common Securities to be redeemed shall be allocated pro rata to the Preferred Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Preferred Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date from the outstanding Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate, or if the Preferred Securities are then held in book-entry form, in accordance with DTC's customary procedures. The Property Trustee shall promptly notify the securities registrar for the Trust Securities in writing of the Preferred Securities selected for redemption. For all purposes of the Trust Declaration, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Preferred Securities which has been or is to be redeemed. Notice of any redemption of the Trust Securities will be mailed at least 30 days but not more than 60 days before the Redemption Date to each registered holder of Preferred Securities to be redeemed at its address appearing on the securities register for the Trust Securities. Unless NorthWestern defaults in payment of the Redemption Price on the Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on the Subordinated Debentures or portions thereof called for redemption and, unless payment of the Redemption Price in respect of the Preferred Securities is withheld or refused and not paid either by Capital Trust I or NorthWestern pursuant to the Guarantee, Distributions will cease to accumulate on the Preferred Securities or portions thereof called for redemption.

SUBORDINATION OF COMMON SECURITIES

    Payment of Distributions on, and the Redemption Price of, the Preferred Securities and Common Securities, as applicable, will be made pro rata based on the Liquidation Amount of such Preferred Securities and Common Securities. However, if on any date on which a Distribution is to be made, or any Redemption Date, an event of default under the Subordinated Indenture (an "Indenture Event of Default") has occurred and is continuing, no payment of any Distribution on, or Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all the outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all the outstanding Preferred Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or the Redemption Price of, the Preferred Securities then due and payable. In the case of any event of default under the Trust Declaration (a "Declaration Event of Default") resulting from an Indenture Event of Default, the holders of the Common Securities will be deemed to have waived any right to act with respect to any such Declaration Event of Default until the effects of all Declaration Events of Default with respect to such Preferred Securities have been cured, waived or otherwise eliminated. See "-- Declaration Events of Default" and "Description of the Subordinated Debentures -- Indenture Events of Default." Until all Declaration Events of Default with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee will act solely on behalf of the holders of the Preferred Securities and not on behalf of the holders of the Common Securities, and only the holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

    The amount payable on the Preferred Securities in the event of any liquidation of Capital Trust I is $25 per Preferred Security plus accumulated and unpaid Distributions, subject to certain exceptions, which may be in the form of a distribution of such amount in Subordinated Debentures. The holders of all the outstanding Common Securities have the right at any time to dissolve Capital Trust I and, after satisfaction of liabilities to creditors of Capital Trust I as provided by applicable law, to cause the Subordinated Debentures to be distributed to the holders of the Preferred Securities and Common Securities in liquidation of Capital Trust I. Pursuant to the Trust Declaration, Capital
Trust I will automatically dissolve upon expiration of its term on November   ,
2053, or, if earlier, on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of NorthWestern or the holder of the Common Securities, (ii) the distribution of a Like Amount of the Subordinated Debentures to the holders of the Trust Securities, if the holders of Common Securities have given written direction to the Property Trustee to dissolve Capital Trust I (which direction, subject to the foregoing restrictions, is optional and wholly within the discretion of the holders of Common Securities),
(iii) the repayment of all the Preferred Securities in connection with the redemption of all the Trust Securities as described under "-- Redemption" above, and (iv) the entry of an order for the dissolution of Capital Trust I by a court of competent jurisdiction. If dissolution of Capital Trust I occurs as described in clause (i), (ii) or (iv) above, Capital Trust I will be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of Capital Trust I as provided by applicable law and obtaining any required Federal Energy Regulatory Commission or state public utility commission approval, to the holders of such Trust Securities a Like Amount of the Subordinated Debentures, unless such distribution is not practical, in which event such holders will be entitled to receive out of the assets of Capital Trust I available for distribution to holders, after satisfaction of liabilities to creditors of Capital Trust I as provided by applicable law, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because Capital Trust I has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by Capital Trust I on its Preferred Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Preferred Securities, except that if an Indenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities. See "-- Subordination of Common Securities."

    After the liquidation date is fixed for any distribution of Subordinated Debentures, (i) the Preferred Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the registered holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Subordinated Debentures to be delivered upon such distribution with respect to Preferred Securities held by DTC or its nominee, and (iii) any certificates representing the Preferred Securities not held by DTC or its nominee will be deemed to represent the Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of the Preferred Securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on the Preferred Securities until such certificates are presented to the security registrar for the Trust Securities for transfer or reissuance.

    If NorthWestern does not redeem the Subordinated Debentures prior to maturity and Capital Trust I is not liquidated and the Subordinated Debentures are not distributed to holders of the Preferred Securities, the Preferred Securities will remain outstanding until the repayment of the Subordinated Debentures and the distribution of the Liquidation Distribution to the holders of the Preferred Securities. There can be no assurance as to the market prices for the Preferred Securities or the Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution and liquidation of Capital Trust I were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Subordinated Debentures that the investor may receive on dissolution and liquidation of Capital Trust I, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

DECLARATION EVENTS OF DEFAULT

    An Indenture Event of Default constitutes a Declaration Event of Default, provided that, pursuant to the Trust Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until all Declaration Events of Default with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities, and only the holders of the Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Trust Declaration and, therefore, the Subordinated Indenture.

    Upon the occurrence of a Declaration Event of Default, the Property Trustee as the sole holder of the Subordinated Debentures will have the right under the Subordinated Indenture to declare the principal of and interest on the Subordinated Debentures to be immediately due and payable. NorthWestern and Capital Trust I are each required to file annually with the Property Trustee an officer's certificate as to its compliance with all conditions and covenants under the Trust Declaration.

VOTING RIGHTS

    Except as described herein, under the Business Trust Act and the Trust Indenture Act, under "Description of the Guarantee -- Modification of the Guarantee; Assignment" and as otherwise required by law and the Trust Declaration, the holders of the Preferred Securities will have no voting rights.

    Subject to the requirement that the Property Trustee obtain a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate Liquidation Amount of the Preferred Securities have the right to (i) direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or direct the exercise of any trust or power conferred upon the Property Trustee under the Trust Declaration, including the right to direct the Property Trustee, as holder of the Subordinated Debentures, to exercise the remedies available under the Subordinated Indenture with respect to the Subordinated Debentures, (ii) waive any past Indenture Event of Default that is waivable under the Subordinated Indenture or (iii) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debentures shall be due and payable; provided, however, that, where a consent under the Subordinated Indenture would require the consent of all holders of the Subordinated Debentures, no such consent shall be given by the Property Trustee without the prior direction of all holders of the Preferred Securities. If the Property Trustee fails to enforce its rights under the Trust Declaration or the Subordinated Debentures, to the fullest extent permitted by law, a record holder of Preferred Securities may, after such holder's written request to the Property Trustee to enforce such rights, institute a legal proceeding directly against NorthWestern to enforce the Property Trustee's rights under the Subordinated Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. The Property Trustee shall notify all holders of the Preferred Securities of any notice of default received from the Indenture Trustee with respect to the Subordinated Debentures. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Property Trustee shall not take any of the actions described in clauses (i), (ii) or (iii) above unless the Property Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, Capital Trust I will not fail to be classified as a grantor trust for United States federal income tax purposes.

    In the event the consent of the Property Trustee, as the holder of the Subordinated Debentures, is required under the Subordinated Indenture with respect to any amendment, modification or termination of the Subordinated Indenture or the Subordinated Debentures, the Property Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in Liquidation Amount of the Trust Securities voting together as a single class; provided, however, that where a consent under the Subordinated Indenture would require the consent of all holders of the Subordinated Debentures, the Property Trustee may only give such consent at the direction of all holders of the Trust Securities. The Property Trustee shall be under no obligation to take any such action in accordance with the directions of the holders of the Trust Securities unless the Property Trustee has obtained an opinion of tax counsel to the effect that for the purposes of United States federal income tax Capital Trust I will not be classified as other than a grantor trust.

    A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

    Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and
(iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Preferred Securities will be required for Capital Trust I to redeem and cancel Preferred Securities or distribute Subordinated Debentures in accordance with the Trust Declaration.

    Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by NorthWestern or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, NorthWestern shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

    The procedures by which holders of Preferred Securities may exercise their voting rights are described under "-- Book-Entry Only Issuance -- The Depository Trust Company" below.

    Holders of the Preferred Securities will have no rights to appoint or remove the Capital Trustees, who may be appointed, removed or replaced solely by NorthWestern as the holder of all of the Common Securities.

MODIFICATION OF THE TRUST DECLARATION

    The Trust Declaration may be modified and amended if approved by a majority of the Regular Trustees (and in certain circumstances the Property Trustee), provided that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would materially adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Trust Declaration or otherwise, or (ii) the dissolution, winding-up or termination of Capital Trust I other than pursuant to the terms of the Trust Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least 66 2/3% in Liquidation Amount of the Trust Securities affected thereby; provided that if any amendment or proposal referred to in clause (i) above would materially adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of 66 2/3% in Liquidation Amount of such class of Trust Securities.

    Notwithstanding the foregoing, no amendment or modification may be made to the Trust Declaration if such amendment or modification would (i) cause Capital Trust I to be classified for purposes of United States federal income taxation as other than a grantor trust, (ii) affect the powers, rights, duties, obligations or immunities of the Property Trustee (unless such amendment is consented to by the Property Trustee), or (iii) cause Capital Trust I to be deemed an "investment company" which is required to be registered under the Investment Company Act.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

    Capital Trust I may not consolidate, amalgamate or merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body, except as described below. Capital Trust I may, with the consent of a majority of the Regular Trustees and without the consent of the holders of the Trust Securities or the Property Trustee, consolidate, amalgamate or merge with or into, or be replaced by, a trust organized as such under the laws of any state, provided that (i) such successor entity either (a) expressly assumes all of the obligations of Capital Trust I under the Trust Securities or (b) substitutes for the Preferred Securities other securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) NorthWestern expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Subordinated Debentures, (iii) the Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Preferred Securities are then listed, (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities or any Successor Securities to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities or any Successor Securities in any material respect under the documents governing the Trust Securities or the Successor Securities (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose substantially identical to that of Capital Trust I, (vii) prior to such merger, consolidation, amalgamation or replacement, NorthWestern has received an opinion of a nationally recognized independent counsel to Capital Trust I experienced in such matters to the effect that (a) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities or any Successor Securities in any material respect under the documents governing the Trust Securities or the Successor Securities (other than with respect to any dilution of the holders' interest in the new entity), and (b) following such merger, consolidation, amalgamation or replacement, neither Capital Trust I nor such successor entity will be required to register as an investment company under the Investment Company Act, and (viii) NorthWestern guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and the Common Securities Guarantee. Notwithstanding the foregoing, Capital Trust I shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate or merge with or into, or be replaced by, any other entity or permit any other entity to consolidate, amalgamate or merge with or into, or replace, it, if such consolidation, amalgamation, merger or replacement would cause Capital Trust I or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

    There are no provisions which afford the holders of the Preferred Securities protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving NorthWestern. There are also no provisions which require the repurchase of the Preferred Securities upon a change in control of NorthWestern.

BOOK-ENTRY ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

    DTC will act as securities depositary for the Preferred Securities. The Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global Preferred Securities certificates, representing the total aggregate number of Preferred Securities, will be issued and will be deposited with DTC or a custodian appointed by DTC.

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants").

    DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies, that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant ("Indirect Participants"). The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

    Purchases of Preferred Securities within the DTC system must be made by or through a Direct Participant, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of a Preferred Security (a "beneficial owner") will be recorded on the Direct and Indirect Participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the beneficial owners purchase Preferred Securities. Transfers of ownership interests in the Preferred Securities will be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued. The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global certificate representing the Preferred Securities.

    To facilitate subsequent transfers, all the Preferred Securities deposited by participants with DTC will be registered in the name of DTC's nominee, Cede & Co. The deposit of Preferred Securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC will have no knowledge of the actual beneficial owners of the Preferred Securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities will be credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

    Redemption notices shall be sent to Cede & Co. If less than all of the Preferred Securities are being redeemed, DTC will reduce each Direct Participant's holdings of Preferred Securities in accordance with its procedures.

    Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an omnibus proxy to Capital Trust I as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the omnibus proxy). NorthWestern and Capital Trust I believe that the arrangements among DTC, Direct and Indirect Participants, and beneficial owners will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in Capital Trust I.

    Distribution payments on the Preferred Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such participant and not of DTC, Capital Trust I or NorthWestern, subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time. Payment of Distributions to DTC is the responsibility of Capital Trust I, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of Direct and Indirect Participants.

    Except as provided herein, a beneficial owner in a global Preferred Security certificate will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities.

    DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving reasonable notice to Capital Trust I. Under such circumstances, in the event that a successor securities depositary is not obtained, Preferred Securities certificates are required to be printed and delivered. Additionally, the Regular Trustees (with the consent of NorthWestern) may decide to discontinue use of the system of book-entry transfers through DTC (or any successor depositary) with respect to the Preferred Securities. In that event, certificates for the Preferred Securities will be printed and delivered.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that NorthWestern and Capital Trust I believe to be reliable, but neither NorthWestern nor Capital Trust I takes responsibility for the accuracy thereof.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

    The Property Trustee, prior to the occurrence of a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Trust Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs.

    Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Property Trustee to take any action following a Declaration Event of Default.

PAYING AGENT

    In the event that the Preferred Securities do not remain in book-entry only form, the following provisions would apply:

    The Property Trustee will act as paying agent and may designate an additional or substitute paying agent at any time.

    Registration of transfers of Preferred Securities will be effected without charge by or on behalf of Capital Trust I, but upon payment (with the giving of such indemnity as Capital Trust I or NorthWestern may require) in respect of any tax or other government charges that may be imposed in relation to it.

    Capital Trust I will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

GOVERNING LAW

    The Trust Declaration and the Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

    The Regular Trustees are authorized and directed to operate Capital Trust I in such a way so that Capital Trust I will not be (i) required to register as an "investment company" under the Investment Company Act or (ii) characterized as other than a grantor trust for United States federal income tax purposes. NorthWestern is authorized and directed to conduct its affairs so that the Subordinated Debentures will be treated as indebtedness of NorthWestern for United States federal income tax purposes. In this connection, NorthWestern and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of Capital Trust I or the certificate of incorporation of NorthWestern, that each of NorthWestern and the Regular Trustees determines in its discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Preferred Securities or vary the terms thereof.

    Holders of the Preferred Securities have no preemptive rights.

                   DESCRIPTION OF THE SUBORDINATED DEBENTURES

    Set forth below is a description of the specific terms of the Subordinated Debentures in which Capital Trust I will invest the proceeds from the issuance and sale of the Trust Securities. This description supplements the description of the general terms and provisions of the Subordinated Debentures set forth in the accompanying Prospectus under the caption "Description of Debt Securities." The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying Prospectus and the Subordinated Debt Securities Indenture, dated as of August 1, 1995 between NorthWestern and The Chase Manhattan Bank (as successor to The Chase Manhattan Bank, N.A.), as Trustee (the "Indenture Trustee"), as supplemented by a First Supplemental Indenture, dated as of August
1, 1995 and a Second Supplemental Indenture dated as of November   , 1998 (such
Subordinated Debt Securities Indenture, as so supplemented, is hereinafter referred to as the "Subordinated Indenture"), the forms of which are incorporated as exhibits to the Registration Statement of which the accompanying Prospectus forms a part. Certain capitalized terms used herein are defined in the Subordinated Indenture.

    Under certain circumstances involving the dissolution of Capital Trust I, the Subordinated Debentures may be distributed to the holders of the Trust Securities in liquidation of Capital Trust I. See "Description of the Preferred Securities -- Liquidation Distribution upon Dissolution." If the Subordinated Debentures are distributed to the holders of the Preferred Securities, NorthWestern will use its best efforts to have the Subordinated Debentures listed on the New York Stock Exchange or with another organization on which the Preferred Securities are then listed.

GENERAL

    The Subordinated Debentures will be issued as unsecured debt under the Subordinated Indenture. The Subordinated Debentures will be limited in aggregate principal amount to $51,546,391, such amount being the sum of the aggregate stated Liquidation Amount of the Preferred Securities and the capital contributed by NorthWestern in exchange for the Common Securities.

    The Subordinated Debentures are not subject to a sinking fund provision. The entire principal amount of the Subordinated Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon including Compound Interest (as hereinafter defined) and Additional Sums, if any, on
November   , 2038.

    If Subordinated Debentures are distributed to holders of Preferred Securities in liquidation of such holders' interests in Capital Trust I, such Subordinated Debentures will initially be issued as a Global Security. As described herein, under certain limited circumstances, Subordinated Debentures may be issued in certificated form in exchange for a Global Security. See
"-- Book-Entry and Settlement" below and "Description of Debt
Securities -- Global Securities" in the accompanying Prospectus. In the event that Subordinated Debentures are issued in certificated form, such Subordinated Debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Subordinated Debentures issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, a paying agent for the Subordinated Debentures. In the event Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Subordinated Debentures will be registrable and Subordinated Debentures will be exchangeable for Subordinated Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Indenture Trustee in Brooklyn, New York; provided that, at the option of NorthWestern, payment of interest may be made by check mailed to the address of the persons entitled thereto.

SUBORDINATION

    The Subordinated Indenture provides that the Subordinated Debentures are subordinated and junior in right of payment to all Senior Indebtedness of NorthWestern. No payment of principal (including redemption payments) or interest on the Subordinated Debentures may be made (i) if any Senior Indebtedness of NorthWestern is not paid when due, (ii) if any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (iii) if the maturity of any Senior Indebtedness of NorthWestern has been accelerated because of a default. Upon any distribution of assets of NorthWestern to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of NorthWestern must be paid in full before the holders of Subordinated Debentures are entitled to receive or retain any payment. Upon satisfaction of all claims of all Senior Indebtedness then outstanding, the rights of the holders of the Subordinated Debentures will be subrogated to the rights of the holders of Senior Indebtedness of NorthWestern to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debentures are paid in full.

    The term "Senior Indebtedness" means (i) the principal, premium, if any, and interest in respect of (a) indebtedness of NorthWestern for money borrowed and
(b) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by NorthWestern including, without limitation, all obligations under its Mortgage and Senior Indenture (each as defined in the accompanying Prospectus),

(ii) all capital lease obligations of NorthWestern, (iii) all obligations of NorthWestern issued or assumed as the deferred purchase price of property, all conditional sale obligations of NorthWestern and all obligations of NorthWestern under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of NorthWestern for reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction, (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which NorthWestern is responsible or liable as obligor, guarantor or otherwise, and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of NorthWestern (whether or not such obligation is assumed by NorthWestern), except for (a) any such indebtedness that is by its terms subordinated to or pari passu with the Subordinated Debentures and (b) any indebtedness between or among such obligor or its affiliates, including all other debt securities and guarantees in respect of those debt securities, to (x) any other Trust (as defined in the accompanying Prospectus), or a trustee of such Trust, and (y) any other trust, or a trustee of such trust, partnership or other entity affiliated with NorthWestern that is a financing vehicle of NorthWestern (a "financing entity") in connection with the issuance by such financing entity of Preferred Securities or other securities that rank pari passu with, or junior to, the Preferred Securities. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

    The Subordinated Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by NorthWestern. As of September 30, 1998, Senior Indebtedness of NorthWestern aggregated approximately $156.4 million, including approximately $135.0 million of secured indebtedness issued under the Mortgage. In addition, NorthWestern has begun a public offering of $100 million of Senior Debentures, which will constitute Senior Indebtedness. The Subordinated Debentures also will be effectively subordinated to all obligations of NorthWestern's subsidiaries and affiliates.

INTEREST

    Each Subordinated Debenture will bear interest at the rate of   % per annum
from the original date of issuance until the principal becomes due and payable, and on any overdue principal and on any overdue installment of interest at the same rate, compounded quarterly, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), commencing December 31, 1998, to the person in whose name such Subordinated Debenture is registered at the close of business on the Business Day preceding such Interest Payment Date. In the event the Subordinated Debentures do not remain in book-entry only form, the record dates will be 15 Business Days prior to the Interest Payment Date. It is anticipated that Capital Trust I will be the sole holder of the Subordinated Debentures.

    The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

    So long as no Indenture Event of Default has occurred and is continuing, NorthWestern shall have the right at any time, and from time to time, during the term of the Subordinated Debentures to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters (but not beyond the maturity date of the Subordinated Debentures), at the end of which Extension Period NorthWestern shall pay all interest then accrued and unpaid (including any Additional Sums), together with interest thereon compounded quarterly at the rate specified for the Subordinated Debentures to the extent permitted by applicable law ("Compound Interest"). During any Extension Period (i) NorthWestern may not declare or pay any dividends on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock and (ii) NorthWestern may not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by NorthWestern that rank pari passu with or junior to the Subordinated Debentures or make any guarantee payments with respect to the foregoing; provided, however, that, the foregoing restrictions do not apply to (a) repurchases, redemptions or other acquisitions of shares of capital stock of NorthWestern (1) in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants,
(2) in connection with a dividend reinvestment or stockholder stock purchase plan or (3) in connection with the issuance of capital stock of NorthWestern (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to such Extension Period, (b) an exchange, redemption or conversion of any class or series of NorthWestern's capital stock (or any capital stock of a subsidiary of NorthWestern) for any class or series of NorthWestern's capital stock or of any class or series of NorthWestern's indebtedness for any class or series of NorthWestern's capital stock, (c) the purchase of fractional interests in shares of NorthWestern's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,
(d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock, or (f) payments by NorthWestern under the Guarantee or under any similar guarantee by NorthWestern with respect to any securities of its subsidiaries, provided the proceeds from the issuance of such securities were used to purchase junior subordinated deferrable interest debentures issued by such subsidiary.

    Prior to the termination of any Extension Period, NorthWestern may further defer payments of interest by extending the interest payment period; provided that the Extension Period, including all such previous and further extensions, may not exceed 20 consecutive quarters or extend beyond the maturity date of the Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, NorthWestern may commence a new Extension Period, subject to the above requirements. If the Property Trustee is the sole holder of the Subordinated Debentures, NorthWestern shall give the Regular Trustees and the Property Trustee notice of its selection of an Extension Period one Business Day prior to the earlier of (i) the next date Distributions on the Preferred Securities are payable or (ii) the date the Regular Trustees are required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to the holders of record of the Preferred Securities. The Regular Trustees shall give notice of NorthWestern's selection of such Extension Period to the holders of the Preferred Securities. If the Property Trustee is not the sole holder of the Subordinated Debentures, NorthWestern shall give the holders of the Subordinated Debentures notice of its selection of an Extension Period ten Business Days prior to the earlier of (i) the next interest payment date or (ii) the date upon which NorthWestern is required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Subordinated Debentures of the record or payment date of such related interest payment. NorthWestern has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debentures.

ADDITIONAL SUMS

    If at any time while the Property Trustee is the holder of the Subordinated Debentures, Capital Trust I shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority, then, in any such case, NorthWestern will pay as additional interest on the Subordinated Debentures such additional amounts ("Additional Sums") as shall be required so that the net amounts received and retained by Capital Trust I after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts Capital Trust I would have received had no such taxes, duties, assessments or other governmental charges been imposed.

OPTIONAL REDEMPTION

    NorthWestern shall have the right to redeem the Subordinated Debentures on
or after November   , 2003, in whole at any time or in part from time to time,
or before November   , 2003, in whole (but not in part) at any time in certain
circumstances upon the occurrence of a Tax Event or an Investment Company Event as described under "Description of the Preferred Securities -- Redemption," upon not less than 30 nor more than 60 days notice, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including any Compounded Interest and Additional Sums, if any, to the redemption date. If a partial redemption of the Preferred Securities resulting from a partial redemption of the Subordinated Debentures would result in the delisting of the Preferred Securities, NorthWestern may only redeem the Subordinated Debentures in whole.

    NorthWestern may not redeem fewer than all of the Subordinated Debentures unless all accrued and unpaid interest has been paid on all Subordinated Debentures for all quarterly interest payment periods terminating on or prior to the date of redemption.

OPTION TO ACCELERATE MATURITY DATE

    If a Tax Event described in clause (ii) of the definition of "Tax Event" occurs, NorthWestern will have the right, prior to a dissolution of Capital Trust I, to accelerate the stated maturity of the Subordinated Debentures to the minimum extent required so that interest on the Subordinated Debentures will be deductible for United States federal income tax purposes, but in no event may the resulting maturity of the Subordinated Debentures be less than 15 years from the date of original issuance. The stated maturity may be accelerated only if NorthWestern shall have received an opinion of counsel experienced in such matters to the effect that (i) following such acceleration, interest paid on the Subordinated Debentures will be deductible for United States federal income tax purposes and (ii) the holders of Preferred Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such acceleration, and will be subject to United States federal income tax in the same amount, in the same manner and at the same times as would have been the case if such acceleration had not occurred.

INDENTURE EVENTS OF DEFAULT

    If any Indenture Event of Default shall occur and be continuing, the Property Trustee, as the holder of the Subordinated Debentures, will have the right to declare the principal of and the interest on the Subordinated Debentures (including any Compound Interest and Additional Sums, if any) and any other amounts payable under the Subordinated Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Subordinated Debentures. See "Description of Debt Securities -- Events of Default" in the accompanying Prospectus for a description of the events of default. An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Preferred Securities in certain circumstances have the right to direct the Property Trustee to exercise its rights as the holder of the Subordinated Debentures. See "Description of the Preferred
Securities -- Declaration Events of Default" and "-- Voting Rights."

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

    The holders of a majority in aggregate Liquidation Amount of the Preferred Securities will have the right to (i) direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Trust Declaration, (ii) waive any past default or (iii) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debentures shall be due and payable; provided, however, that where a consent under the Subordinated Indenture requires the consent of all holders of the Subordinated Debentures affected thereby, the Property Trustee may only give such consent at the direction of all holders of the Preferred Securities. If the Property Trustee fails to enforce its rights under the Subordinated Debentures, to the fullest extent permitted by law, a holder of Preferred Securities may, after such holder's written request to the Property Trustee to enforce such rights, institute a legal proceeding directly against NorthWestern to enforce the Property Trustee's rights under the Subordinated Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity.

BOOK-ENTRY AND SETTLEMENT

    If distributed to holders of Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of Capital Trust I, the Subordinated Debentures will be issued in the form of one or more global certificates (each, a "Global Security") registered in the name of the Depositary or its nominee. Except under the limited circumstances described below, Subordinated Debentures represented by a Global Security will not be exchangeable for, and will not otherwise be issuable as, Subordinated Debentures in definitive form. See "-- Discontinuance of the Depositary's Services." Global Securities may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor depositary or its nominee.

    The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such Global Securities.

    Except as provided below, owners of beneficial interests in a Global Security will not be entitled to receive physical delivery of Subordinated Debentures in definitive form and will not be considered the holders thereof for any purpose under the Subordinated Indenture, and no Global Security representing Subordinated Debentures will be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the Depositary or, if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the Subordinated Indenture.

THE DEPOSITARY

    If Subordinated Debentures are distributed to holders of Preferred Securities in liquidation of such holders' interests in Capital Trust I, DTC will act as securities depositary for the Subordinated Debentures. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company." As of the date of this Prospectus Supplement, that description of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. NorthWestern may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depository for the Global Securities.

    None of NorthWestern, Capital Trust I, the Indenture Trustee, any paying agent and any other agent of NorthWestern or the Indenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITARY'S SERVICES

    A Global Security shall be exchangeable for Subordinated Debentures registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies NorthWestern that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934 at a time the Depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) NorthWestern, in its sole discretion, determines that such Global Security shall be so exchangeable, or
(iv) there shall have occurred an Indenture Event of Default. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Subordinated Debentures registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its participants with respect to ownership of beneficial interests in such Global Security.

MISCELLANEOUS

    The Subordinated Indenture provides that NorthWestern will pay all fees and expenses related to (i) the offering of the Trust Securities and the Subordinated Debentures, (ii) the organization, maintenance and dissolution of Capital Trust I, (iii) the retention of the Capital Trustees and (iv) the enforcement by the Property Trustee of the rights of the holders of the Preferred Securities. The payment of such fees and expenses will be fully and unconditionally guaranteed by NorthWestern.

                          DESCRIPTION OF THE GUARANTEE

    Set forth below is a description of the specific terms of the Guarantee relating to Capital Trust I. This description supplements the description of the general terms and provisions of the Guarantees set forth in the accompanying Prospectus under the caption "Description of the Guarantees." The following description does not purport to be complete and is subject to, and is qualified in its entirety by, the description in the accompanying Prospectus and the provisions of the Guarantee between NorthWestern and Wilmington Trust Company, as Guarantee Trustee, which is filed as an exhibit to the Registration Statement of which the accompanying Prospectus forms a part.

GENERAL

    Pursuant to the Guarantee, NorthWestern will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full to the holders of the Preferred Securities issued by Capital Trust I, the Guarantee Payments (as defined below), as and when due, regardless of any defense, right of set-off or counterclaim which Capital Trust I may have or assert. The following payments with respect to the Preferred Securities (the "Guarantee Payments"), to the extent not paid by Capital Trust I, will be subject to the Guarantee (without duplication): (i) any accumulated and unpaid Distributions that are required to be paid on the Preferred Securities, to the extent NorthWestern has made a payment of interest or principal on the Subordinated Debentures, (ii) the Redemption Price, to the extent NorthWestern has made a payment of interest or principal on the Subordinated Debentures, with respect to any Preferred Securities called for redemption, (iii) upon a voluntary or involuntary dissolution, winding-up or termination of Capital Trust I (other than in connection with the distribution of Subordinated Debentures to the holders of the Preferred Securities or the redemption of all of the Preferred Securities upon the maturity or redemption of the Subordinated Debentures) the lesser of
(a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions on the Preferred Securities to the date of payment to the extent Capital Trust I has funds legally available therefor and (b) the amount of assets of Capital Trust I remaining available for distribution to holders of the Preferred Securities in liquidation of Capital Trust I. NorthWestern's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by NorthWestern to the holders of the Preferred Securities or by causing Capital Trust I to pay such amounts to such holders.

    The Guarantee will be a full and unconditional guarantee with respect to the Preferred Securities from the time of issuance of the Preferred Securities but will not apply to any payment of Distributions due to the extent Capital Trust I lacks funds legally available therefor as a result of a failure by NorthWestern to make payments of interest or principal on the Subordinated Debentures. If NorthWestern does not make interest payments on the Subordinated Debentures, Capital Trust I will not pay Distributions on the Preferred Securities and will not have funds legally available therefor. See "Description of the Preferred Securities -- Distributions."

    NorthWestern has also agreed to irrevocably and unconditionally guarantee the obligations of Capital Trust I with respect to the Common Securities (the "Common Securities Guarantee") to the same extent as the Guarantee, except that, upon an event of default under the Subordinated Indenture, holders of the Preferred Securities under the Guarantee will have priority over the holder of the Common Securities under the Common Securities Guarantees with respect to Distributions and payments on liquidation, redemption or otherwise.

STATUS OF THE GUARANTEE

    The Guarantee will constitute an unsecured obligation of NorthWestern and will rank (i) subordinate and junior in right of payment to all other liabilities of NorthWestern, other than the guarantee issued in connection with the 1995 Series Trust Preferred Securities, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by NorthWestern and with any guarantee now or hereafter entered into by NorthWestern in respect of any preferred or preference stock of any affiliate of NorthWestern, and

(iii) senior to NorthWestern's Common Stock. The terms of the Preferred Securities provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee.

MODIFICATION OF THE GUARANTEE; ASSIGNMENT

    Except with respect to any changes that do not materially adversely affect the rights of holders of the Preferred Securities (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in Liquidation Amount of the outstanding Preferred Securities. All guarantees and agreements contained in the Guarantee will bind the successors, assignees, receivers, trustees and representatives of NorthWestern and will inure to the benefit of the holders of the Preferred Securities then outstanding.

EVENTS OF DEFAULT

    An "Event of Default" under the Guarantee will occur upon the failure of NorthWestern to make any of its payments or to perform other obligations thereunder. The holders of a majority in Liquidation Amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

    If the Guarantee Trustee fails to enforce the Guarantee, any holder of Preferred Securities may, after such holder's written request to the Guarantee Trustee to enforce the Guarantee, institute a legal proceeding directly against NorthWestern to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against Capital Trust I, the Guarantee Trustee or any other person or entity.

    NorthWestern is required to file annually with the Guarantee Trustee an officer's certificate as to NorthWestern's compliance with all conditions under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

    The Guarantee Trustee, prior to the occurrence of a default under the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

GOVERNING LAW

    The Guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

                        EFFECT OF OBLIGATIONS UNDER THE
                   SUBORDINATED DEBENTURES AND THE GUARANTEE

    As set forth in the Trust Declaration, the sole purpose of Capital Trust I is to issue the Trust Securities evidencing undivided beneficial interests in the assets of Capital Trust I and to invest the proceeds from such issuance in the Subordinated Debentures.

    As long as payments of interest and other payments are made when due on the Subordinated Debentures, such payments will be sufficient to cover Distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of the Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) NorthWestern will pay all costs and expenses of the Trust to the extent not satisfied out of the Trust's assets; and
(iv) the Capital Trustees are prohibited from causing or permitting Capital Trust I to engage in any activity that is not consistent with the purposes of Capital Trust I.

    Payments of Distributions and other payments due on the Preferred Securities (in each case, to the extent funds therefor are legally available) are guaranteed by NorthWestern as and to the extent set forth under "Description of the Guarantee." If NorthWestern does not make interest payments on the Subordinated Debentures purchased by Capital Trust I, Capital Trust I will not have sufficient funds to pay Distributions on the Preferred Securities. The Guarantee is a full and unconditional guarantee from the time of its issuance but does not apply to any payment of Distributions unless and until Capital Trust I has sufficient funds legally available for the payment of such Distributions.

    If NorthWestern fails to make interest or other payments on the Subordinated Debentures when due (taking account of any Extension Period), the Trust Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in "Description of the Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company" and
"-- Voting Rights," may direct the Property Trustee to enforce its rights under the Subordinated Debentures. If the Property Trustee fails to enforce its rights under the Subordinated Debentures, to the fullest extent permitted by law, a holder of Preferred Securities may, after such holder's written request to the Property Trustee to enforce such rights, institute a legal proceeding directly against NorthWestern to enforce the Property Trustee's rights under the Subordinated Debentures without first instituting any legal proceeding against the Property Trustee or any other person. NorthWestern, under the Guarantee, acknowledges that the Guarantee Trustee shall enforce the Guarantee on behalf of the holders of the Preferred Securities. If NorthWestern fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Preferred Securities may, after such holder's written request to the Guarantee Trustee to enforce the Guarantee, institute a legal proceeding directly against NorthWestern to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against Capital Trust I, the Guarantee Trustee or any other person.

    NorthWestern and Capital Trust I believe that the rights of the holders of the Preferred Securities and the obligations of NorthWestern under the Trust Declaration, the Guarantee, the Preferred Securities, the Common Securities, the Subordinated Indenture and the Subordinated Debentures collectively provide the substantial equivalent of a full and unconditional guarantee by NorthWestern of payments due on the Preferred Securities. See "Description of the Guarantee -- General."

                     UNITED STATES FEDERAL INCOME TAXATION

GENERAL

    The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the Preferred Securities. Unless otherwise stated, this summary deals only with Preferred Securities held as capital assets by holders who purchase the Preferred Securities upon original issuance ("Initial Holders"). It does not deal with special classes of holders, such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors or persons that will hold the Preferred Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons whose functional currency is other than the U.S. Dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Preferred Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Preferred Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

CLASSIFICATION OF THE SUBORDINATED DEBENTURES

    In connection with the issuance of the Subordinated Debentures, Schiff Hardin & Waite, special tax counsel to NorthWestern and Capital Trust I, will render its opinion generally to the effect that, under current law and assuming full compliance with the terms of the Subordinated Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Subordinated Debentures held by Capital Trust I will be classified for United States federal income tax purposes as indebtedness of NorthWestern.

CLASSIFICATION OF CAPITAL TRUST I

    In connection with the issuance of the Preferred Securities, Schiff Hardin & Waite will render its opinion generally to the effect that, under current law and assuming full compliance with the terms of the Trust Declaration and the Subordinated Indenture (and certain other documents), based on certain facts and assumptions contained in such opinion, Capital Trust I will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Preferred Securities will be considered the owner of an undivided interest in the Subordinated Debentures, and each holder will be required to include in its gross income any interest (or original issue discount ("OID"), if any) paid or accrued with respect to its allocable share of the Subordinated Debentures.

INTEREST AND ORIGINAL ISSUE DISCOUNT

    Under the terms of the Subordinated Debentures, NorthWestern has the ability to defer payments of interest from time to time by extending the interest payment period for a period not exceeding 20 consecutive quarterly periods, but not beyond the maturity of the Subordinated Debentures. Treasury regulations under Section 1273 of the Code provide that a debt instrument will not be considered issued with OID by reason of the issuer's ability to defer payments of interest if the likelihood of such deferral is "remote." NorthWestern has concluded, and this discussion assumes, that, as of the date of this Prospectus Supplement, the likelihood of deferring payments of interest under the terms of the Subordinated Debentures is "remote" within the meaning of the applicable Treasury regulations, in part because exercising that option would prevent NorthWestern from declaring dividends on its stock and would prevent NorthWestern from making any payments with respect to debt securities that rank pari passu with the

Subordinated Debentures. Therefore, the Subordinated Debentures should not be treated as issued with OID by reason of NorthWestern's deferral option. Rather, stated interest on the Subordinated Debentures will generally be taxable to a holder as ordinary interest income when paid or accrued in accordance with that holder's method of accounting for income tax purposes. It should be noted, however, that these Treasury regulations have not yet been interpreted by the Internal Revenue Service. Accordingly, it is possible that the Internal Revenue Service could take a position contrary to the interpretation described herein.

    In the event NorthWestern were to exercise its option to defer payments of interest, the Subordinated Debentures would be treated as redeemed and reissued for OID purposes, and the sum of the remaining interest payments (and any de minimis OID) on the Subordinated Debentures would thereafter be treated as OID, which would accrue, and be includible in a holder's taxable income, on an economic accrual basis (regardless of the holder's method of accounting for income tax purposes) over the remaining term of the Subordinated Debentures (including any period of interest deferral), without regard to the timing of payments under the Subordinated Debentures. Subsequent distributions of interest on the Subordinated Debentures generally would not be taxable. The amount of OID that would accrue in any period would generally equal the amount of interest that accrued on the Subordinated Debentures in that period at the stated interest rate. Consequently, during any period of interest deferral, holders will include OID in gross income in advance of the receipt of cash, and a holder that disposes of Preferred Securities prior to the record date for payment of distributions on the Subordinated Debentures following that period will be subject to income tax on OID accrued through the date of disposition (and not previously included in income), but will not receive cash from Capital Trust I with respect to the OID. If the possibility of NorthWestern's exercise of its option to defer payments of interest were not treated as remote, the Subordinated Debentures would be treated as initially issued with OID in an amount equal to the aggregate stated interest (plus any de minimis OID) over the term of the Subordinated Debentures. Such OID would generally be includible in a holder's taxable income, over the term of the Subordinated Debentures, on an economic accrual basis.

MARKET DISCOUNT AND BOND PREMIUM

    Holders of Preferred Securities other than Initial Holders may be considered to have acquired their undivided interests in the Subordinated Debentures with market discount or acquisition premium, as such terms are defined for United States federal income tax purposes. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Preferred Securities.

RECEIPT OF SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF CAPITAL TRUST I

    Under certain circumstances, as described under the caption "Description of the Preferred Securities -- Liquidation Distribution upon Dissolution," Subordinated Debentures may be distributed to holders in exchange for the Preferred Securities and in liquidation of Capital Trust I. Under current law, such a distribution would be treated for United States federal income tax purposes as a non-taxable event to each holder, and each holder would receive an aggregate tax basis in the Subordinated Debentures equal to such holder's aggregate tax basis in its Preferred Securities. A holder's holding period in the Subordinated Debentures so received in liquidation of Capital Trust I would include the period during which the Preferred Securities were held by such holder.

    Under certain circumstances, as described under the caption "Description of the Preferred Securities -- Redemption," the Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Preferred Securities. Under current law, such a redemption would constitute a taxable disposition of the redeemed Preferred Securities, and a holder could recognize gain or loss as if it had sold such redeemed Preferred Securities for cash. See "-- Sales of Preferred Securities."

SALES OF PREFERRED SECURITIES

    A holder that sells Preferred Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Preferred Securities and the amount realized on the sale of such Preferred Securities (excluding amounts attributable to accrued and unpaid interest, which will be taxable as ordinary income). A holder's adjusted tax basis in the Preferred Securities generally will be its initial purchase price. Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Preferred Securities have been held for more than one year.

    The Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Subordinated Debentures. A holder that disposes of its Preferred Securities between record dates for payments of Distributions thereon will be required to include accrued but unpaid interest on its proportionate interest in the Subordinated Debentures through the date of disposition in income as ordinary income, and to add such amount to its adjusted tax basis in its pro rata share of the underlying Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis, a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

UNITED STATES ALIEN HOLDERS

    For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual, a foreign partnership or a non-resident fiduciary of a foreign estate or trust.

    Under present United States federal income tax law: (i) payments by Capital Trust I or any of its paying agents to any holder of a Preferred Security that is a United States Alien Holder will not be subject to United States federal withholding tax; provided that (a) the beneficial owner of the Preferred Security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of NorthWestern entitled to vote,
(b) the beneficial owner of the Preferred Security is not a controlled foreign corporation that is related to NorthWestern through stock ownership, and (c) either (1) the beneficial owner of the Preferred Security certifies to Capital Trust I or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address, or (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Preferred Security in such capacity, certifies to Capital Trust I or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes Capital Trust I or its agent with a copy thereof; and (ii) a United States Alien Holder of a Preferred Security will generally not be subject to United States federal income or withholding tax on any gain realized upon the sale or other disposition of a Preferred Security, except that a United States Alien Holder will be subject to United States income tax on any gain if such United States Alien Holder (a) is engaged in a trade or business in the United States and such gain is effectively connected to the conduct of such trade or business or (b) is an individual present in the United States for 183 days or more during the taxable year, and certain other conditions are met.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    Income on the Preferred Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Preferred Securities by January 31 following each calendar year. Payments made in respect of, and proceeds from the sale of, the Preferred Securities, or Subordinated Debentures distributed to holders of Preferred Securities, may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any amounts withheld will generally be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the Internal Revenue Service.

    On October 16, 1997, the United States Treasury Department issued regulations concerning the information reporting and backup withholding rules. These regulations are generally effective for payments made after December 31, 1999. In general, they do not alter significantly the substantive reporting requirements of the rules pertaining to information reporting and backup withholding but, rather, modify certification procedures and forms and clarify reliance standards. Prospective investors should consult their tax advisors regarding these regulations.

    THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                          CERTAIN ERISA CONSIDERATIONS

    Before authorizing an investment in the Preferred Securities, fiduciaries of pension, profit sharing or other employee benefit plans ("Plans") subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider, among other matters, (i) ERISA's fiduciary standards (including its prudence and diversification requirements), (ii) whether such fiduciaries have authority to make such investment in the Preferred Securities under the applicable Plan investment policies and governing instruments, and
(iii) rules under ERISA and the Code that prohibit Plan fiduciaries from causing a Plan to engage in a "prohibited transaction." Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from, among other things, engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

    The Department of Labor (the "DOL") has issued a regulation (29 C.F.R.
section 2510.3-101) (the "Plan Assets Regulation") concerning the definition of what constitutes the assets of a Plan. The Plan Assets Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed, for purposes of ERISA, to be assets of the investing Plan unless certain exceptions apply. Pursuant to an exception contained in the Plan Assets Regulation, the assets of Capital Trust I would not be deemed to be "plan assets" of investing Plans if the equity interests acquired by employee benefit plans are "publicly-offered securities"--that is, they are (i) widely held (i.e., owned by more than 100 investors independent of NorthWestern and of each other), (ii) freely transferable and (iii) sold as part of an offering pursuant to an effective registration statement under the Securities Act and then timely registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). It is expected that the Preferred Securities will meet the criteria of "publicly-offered securities" above. The underwriters expect that the Preferred Securities will be held by at least 100 independent investors at the conclusion of the offering; there are no restrictions imposed on the transfer of the Preferred Securities and the Preferred Securities will be sold as part of an offering pursuant to an effective registration statement under the Securities Act, and then will be timely registered under the Exchange Act.

    There can be no assurance that any of the exceptions set forth in the Plan Assets Regulation will apply to the purchase of Preferred Securities offered hereby and, as a result, an investing Plan's assets could be considered to include an undivided interest in the Subordinated Debentures held by Capital Trust I. In the event that the assets of Capital Trust I are considered assets of an investing Plan, the Capital Trustees, NorthWestern and/or other persons, in providing services with respect to the Subordinated Debentures, could be considered fiduciaries of such Plan and subject to the fiduciary responsibility provisions of Title I of ERISA. In addition, certain transactions involving Capital Trust I and/or the Preferred Securities could be deemed to constitute direct or indirect prohibited transactions under ERISA and
Section 4975 of the Code with respect to a Plan. For example, if NorthWestern is a Party in Interest with respect to an investing Plan (either directly or by reason of its ownership of other subsidiaries), extensions of credit between NorthWestern and Capital Trust I (as represented by the Subordinated Debentures and the Guarantee) would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code. The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Preferred Securities, assuming that assets of Capital Trust I were deemed to be "plan assets" of Plans investing in Capital Trust I (see above). Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). Because of ERISA's prohibitions and those of Section 4975 of the Code, the Preferred Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any other person investing "plan assets" of any Plan, unless such purchase or holding is covered by the exemptive relief provided by PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption. If a purchaser or holder of the Preferred Securities that is a Plan or a Plan Asset Entity elects to rely on an exemption other than PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, NorthWestern and Capital Trust I may require a satisfactory opinion of counsel or other evidence with respect to the availability of such exemption for such purchase and holding. Any purchaser or holder of the Preferred Securities that is a Plan or a Plan Assets Entity or is purchasing such securities on behalf of a Plan or with "plan assets" will be deemed to have represented by its purchase and holding thereof that (i) the purchase and holding of the Preferred Securities is covered by the exemptive relief provided by PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption, (ii) NorthWestern and the Regular Trustees are not "fiduciaries," within the meaning of Section 3(21) of ERISA and the regulations thereunder, with respect to such person's interest in the Preferred Securities, and (iii) such person approves the purchase of the Subordinated Debentures and the appointment of the Capital Trustees. Any Plans or other entities whose assets include Plan assets subject to ERISA or Section 4975 of the Code proposing to acquire Preferred Securities should consult with their own counsel.

    Governmental Plans and certain church plans are not subject to ERISA and are also not subject to the prohibited transaction provisions of Section 4975 of the Code. However, state laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction provisions similar to those under ERISA and the Code discussed above. Accordingly, fiduciaries of governmental and church plans, in consultation with their advisers, should consider the impact of their respective state laws on investments in the Preferred Securities and the considerations discussed above to the extent applicable.

                                  UNDERWRITERS

    Under the terms and subject to the conditions contained in an Underwriting Agreement dated the date hereof (the "Underwriting Agreement"), each of the underwriters named below, for whom Morgan Stanley & Co. Incorporated, CIBC Oppenheimer Corp., A.G. Edwards & Sons, Inc., PaineWebber Incorporated and Piper Jaffray Inc. are acting as representatives (the "Representatives"), have severally agreed to purchase, and NorthWestern has agreed to sell to them, severally, the respective number of Preferred Securities set forth opposite the names of such underwriters below:

                                                                                     NUMBER
                                                                                       OF
                                                                                   PREFERRED
NAME                                                                               SECURITIES
---------------------------------------------------------------------------------  ----------
Morgan Stanley & Co. Incorporated................................................
CIBC Oppenheimer Corp............................................................
A.G. Edwards & Sons, Inc.........................................................
PaineWebber Incorporated.........................................................
Piper Jaffray Inc................................................................
                                                                                   ----------
  Total..........................................................................   2,000,000
                                                                                   ----------
                                                                                   ----------

    The Underwriting Agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Preferred Securities are subject to the approval of certain legal matters by their counsel and to certain other conditions. In the Underwriting Agreement, the several underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Preferred Securities offered hereby if any of the Preferred Securities are purchased. In the event of default by an underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the nondefaulting underwriters may be increased or the Underwriting Agreement may be terminated.

    The underwriters initially propose to offer part of the Preferred Securities directly to the public at the initial public offering price set forth on the cover page hereof and all or part to certain dealers at a price that represents
a concession not in excess of $      per Preferred Security under the public
offering price. Any underwriter may allow, and such dealers may reallow, a
concession not in excess of $      per Preferred Security to other underwriters
or to certain dealers. After the initial offering of the Preferred Securities, the offering price and other selling terms may from time to time be varied by the Representatives.

    Because the proceeds of the sale of the Preferred Securities will ultimately be used to purchase the Subordinated Debentures of NorthWestern, the Underwriting Agreement provides that NorthWestern will pay to the underwriters
as compensation for their services $      per Preferred Security (or $      in
the aggregate); provided that such compensation will be $      per Preferred
Security sold to certain institutions.

    NorthWestern and Capital Trust I have agreed that, without the prior written consent of Morgan Stanley & Co. Incorporated, on behalf of the underwriters, they will not, during the period ending 30 days after the date of this Prospectus Supplement, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any securities that are substantially similar to the

Preferred Securities or securities convertible into or exercisable or exchangeable for such securities or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by such securities, in cash or otherwise, except in the offering.

    Prior to this offering, there has been no public market for the Preferred Securities. Application has been made to list the Preferred Securities on the New York Stock Exchange. Listing will be contingent upon meeting the requirements of the New York Stock Exchange, including those relating to distribution. If listing is approved, trading of the Preferred Securities on the New York Stock Exchange is expected to commence within a 30-day period after the date of this Prospectus Supplement. The Representatives have advised Capital Trust I that they intend to make a market in the Preferred Securities prior to the commencement of trading on the New York Stock Exchange. The Representatives will have no obligation to make a market in the Preferred Securities, however, and may cease market making activities, if commenced, at any time. No assurance can be given as to the liquidity of the trading market for the Preferred Securities.

    In order to meet one of the requirements for listing the Preferred Securities on the New York Stock Exchange, the underwriters will undertake to sell lots of 100 or more Preferred Securities to a minimum of 400 beneficial holders.

    Capital Trust I and NorthWestern have agreed to indemnify the underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

    In order to facilitate the offering of the Preferred Securities, the underwriters and any selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the price of the Preferred Securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the Preferred Securities for their own account. In addition, to cover over-allotments or to stabilize the price of the Preferred Securities, the underwriters may bid for, and purchase, Preferred Securities in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the Preferred Securities in the offering, if the syndicate repurchases previously distributed Preferred Securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Preferred Securities above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time.

    Certain of the underwriters or their affiliates engage in (or in the future may engage in) transactions with, and provide services for, NorthWestern or its affiliates in the ordinary course of business. Canadian Imperial Bank of Commerce, an affiliate of CIBC Oppenheimer Corp., is the agent and lender under a $50 million revolving credit facility with NorthWestern.

                                 LEGAL MATTERS

    The validity of the Subordinated Debentures and the Guarantee offered hereby will be passed upon for NorthWestern by Schiff Hardin & Waite, Chicago, Illinois. Certain legal matters will be passed upon for the underwriters by Winthrop, Stimson, Putnam & Roberts, New York, New York. Certain matters of Delaware law relating to the validity of the Preferred Securities, the enforceability of the Trust Declaration and the creation of Capital Trust I will be passed upon by Richards, Layton & Finger, PA, Wilmington, Delaware.

PROSPECTUS
                                  $500,000,000
                            NORTHWESTERN CORPORATION
                                 MORTGAGE BONDS
                             SENIOR DEBT SECURITIES
                          SUBORDINATED DEBT SECURITIES
                           CUMULATIVE PREFERRED STOCK
                                PREFERENCE STOCK
                                  COMMON STOCK

                        NORTHWESTERN CAPITAL FINANCING I
                       NORTHWESTERN CAPITAL FINANCING II
                       NORTHWESTERN CAPITAL FINANCING III
                              PREFERRED SECURITIES
                   GUARANTEED TO THE EXTENT SET FORTH HEREIN
                          BY NORTHWESTERN CORPORATION
                              -------------------

                                1,279,476 SHARES
                            NORTHWESTERN CORPORATION
                                  COMMON STOCK
                    OFFERED BY CERTAIN SELLING STOCKHOLDERS
                              -------------------

    NORTHWESTERN CORPORATION, A DELAWARE CORPORATION FORMERLY NAMED NORTHWESTERN PUBLIC SERVICE COMPANY (THE "COMPANY"), MAY FROM TIME TO TIME OFFER (I) ITS MORTGAGE BONDS, IN ONE OR MORE SERIES ("MORTGAGE BONDS"); (II) ITS SENIOR DEBT SECURITIES, WHICH MAY CONSIST OF DEBENTURES, NOTES AND/OR OTHER UNSECURED EVIDENCES OF INDEBTEDNESS IN ONE OR MORE SERIES ("SENIOR DEBT SECURITIES");
(III) ITS SUBORDINATED DEBT SECURITIES, WHICH MAY CONSIST OF DEBENTURES, NOTES AND/OR OTHER UNSECURED EVIDENCES OF INDEBTEDNESS, SUBORDINATED TO THE EXTENT SET FORTH THEREIN, IN ONE OR MORE SERIES ("SUBORDINATED DEBT SECURITIES" AND, TOGETHER WITH THE SENIOR DEBT SECURITIES, "DEBT SECURITIES"); (IV) SHARES OF ITS CUMULATIVE PREFERRED STOCK, $100 PAR VALUE, IN ONE OR MORE SERIES ("PREFERRED STOCK"); (V) SHARES OF ITS PREFERENCE STOCK, $50 PAR VALUE, IN ONE OR MORE SERIES ("PREFERENCE STOCK"); AND (IV) SHARES OF ITS COMMON STOCK, $1.75 PAR VALUE (INCLUDING RELATED COMMON STOCK PURCHASE RIGHTS) ("COMMON STOCK") AT AN AGGREGATE INITIAL OFFERING PRICE NOT TO EXCEED $500,000,000 AT PRICES AND ON TERMS TO BE DETERMINED AT THE TIME OF SALE.

    NORTHWESTERN CAPITAL FINANCING I, NORTHWESTERN CAPITAL FINANCING II AND NORTHWESTERN CAPITAL FINANCING III, EACH A STATUTORY BUSINESS TRUST FORMED UNDER THE LAWS OF THE STATE OF DELAWARE (A "TRUST"), MAY OFFER, FROM TIME TO TIME, PREFERRED SECURITIES REPRESENTING UNDIVIDED BENEFICIAL INTERESTS IN THE ASSETS OF THE RESPECTIVE TRUSTS ("PREFERRED SECURITIES") AT AN AGGREGATE INITIAL OFFERING PRICE NOT TO EXCEED $500,000,000 AT PRICES AND ON TERMS TO BE DETERMINED AT THE TIME OF SALE. THE COMPANY WILL OWN ALL OF THE COMMON SECURITIES OF EACH TRUST, AND THE SOLE ASSETS OF EACH TRUST WILL BE A SERIES OF THE COMPANY'S SUBORDINATED DEBT SECURITIES. THE PAYMENT OF PERIODIC CASH DISTRIBUTIONS WITH RESPECT TO THE PREFERRED SECURITIES AND COMMON SECURITIES (COLLECTIVELY, "TRUST SECURITIES") OF A TRUST AND PAYMENTS ON REDEMPTION OF THE TRUST SECURITIES OR LIQUIDATION OF THE TRUST, IN EACH CASE OUT OF FUNDS HELD BY THE TRUST, WILL BE GUARANTEED BY THE COMPANY TO THE EXTENT DESCRIBED HEREIN (THE "GUARANTEES").

    IN ADDITION, CERTAIN PERSONS (THE "SELLING STOCKHOLDERS") MAY OFFER, FROM TIME TO TIME, UP TO AN AGGREGATE OF 1,279,476 SHARES OF COMMON STOCK, AT PRICES AND ON TERMS TO BE DETERMINED AT THE TIME OF SALE.

    THE MORTGAGE BONDS, DEBT SECURITIES, PREFERRED STOCK, PREFERENCE STOCK AND COMMON STOCK OF THE COMPANY, AND THE PREFERRED SECURITIES OF THE TRUSTS (TOGETHER WITH THE RELATED GUARANTEES OF THE COMPANY), ARE COLLECTIVELY REFERRED TO AS THE "SECURITIES."

    SECURITIES WILL BE OFFERED AT PRICES AND ON TERMS TO BE DETERMINED AND WHICH WILL BE SET FORTH IN ONE OR MORE SUPPLEMENTS TO THIS PROSPECTUS (EACH, A "PROSPECTUS SUPPLEMENT"). EACH PROSPECTUS SUPPLEMENT WILL SET FORTH WITH REGARD TO THE PARTICULAR SECURITIES BEING OFFERED BY THE COMPANY OR A TRUST: (I) IN THE CASE OF MORTGAGE BONDS AND DEBT SECURITIES, THE TITLE, AGGREGATE OFFERING AMOUNT, DENOMINATIONS (WHICH MAY BE IN UNITED STATES DOLLARS OR A FOREIGN CURRENCY OR CURRENCY UNIT), MATURITY, INTEREST RATE, IF ANY (WHICH MAY BE FIXED OR VARIABLE), OR THE METHOD OF CALCULATION OF INTEREST, INTEREST PAYMENT DATES, ANY TERMS FOR DEFERRING PAYMENT OF INTEREST AT THE ELECTION OF THE COMPANY, ANY TERMS FOR REDEMPTION AT THE OPTION OF THE COMPANY OR THE HOLDER, ANY TERMS FOR SINKING FUND PAYMENTS, ANY CONVERSION OR EXCHANGE RIGHTS, ANY LISTING ON A SECURITIES EXCHANGE, THE INITIAL OFFERING PRICE AND ANY OTHER TERMS IN CONNECTION WITH THE OFFERING AND SALE OF SUCH MORTGAGE BONDS OR DEBT SECURITIES;
(II) IN THE CASE OF PREFERRED STOCK OR PREFERENCE STOCK, THE DESIGNATION, AGGREGATE OFFERING AMOUNT, STATED VALUE AND LIQUIDATION PREFERENCE PER SHARE, DIVIDEND RATE, OR THE METHOD OF CALCULATION, DIVIDEND PAYMENT DATES, DATES FROM WHICH DIVIDENDS WILL ACCRUE, ANY REDEMPTION OR SINKING FUND PROVISIONS, ANY CONVERSION OR EXCHANGE RIGHTS, ANY LISTING OF THE PREFERRED STOCK OR PREFERENCE STOCK ON A SECURITIES EXCHANGE, THE INITIAL OFFERING PRICE AND ANY OTHER TERMS IN CONNECTION WITH THE OFFERING AND SALE OF SUCH PREFERRED STOCK OR PREFERENCE STOCK; (III) IN THE CASE OF COMMON STOCK, THE NUMBER OF SHARES AND THE TERMS OF OFFERING THEREOF; AND (IV) IN THE CASE OF PREFERRED SECURITIES OF A TRUST, THE IDENTITY OF THE TRUST, TITLE, AGGREGATE OFFERING AMOUNT, STATED LIQUIDATION PREFERENCE, DENOMINATIONS, MATURITY, DISTRIBUTION RATE, IF ANY (WHICH MAY BE FIXED OR VARIABLE), OR THE METHOD OF CALCULATION OF DISTRIBUTIONS, DISTRIBUTION PAYMENT DATES, ANY TERMS ON WHICH DISTRIBUTIONS MAY BE DEFERRED, ANY TERMS FOR REDEMPTION AT THE OPTION OF THE COMPANY OR THE HOLDER, ANY TERMS FOR SINKING FUND PAYMENTS, ANY CONVERSION OR EXCHANGE RIGHTS, ANY LISTING ON A SECURITIES EXCHANGE, THE INITIAL OFFERING PRICE AND ANY OTHER TERMS IN CONNECTION WITH THE OFFERING AND SALE OF SUCH PREFERRED SECURITIES. EACH PROSPECTUS SUPPLEMENT RELATING TO COMMON STOCK BEING OFFERED BY ONE OR MORE SELLING STOCKHOLDERS WILL SET FORTH THE IDENTITY OF EACH OFFERING SELLING STOCKHOLDER, THE NUMBER OF SHARES BEING OFFERED AND THE TERMS OF OFFERING THEREOF. THE PROSPECTUS SUPPLEMENT WILL ALSO CONTAIN INFORMATION, AS APPLICABLE, ABOUT CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS RELATING TO THE PARTICULAR SECURITIES BEING OFFERED.

    THE COMMON STOCK IS LISTED ON THE NEW YORK STOCK EXCHANGE UNDER THE SYMBOL "NOR." ANY COMMON STOCK SOLD PURSUANT TO A PROSPECTUS SUPPLEMENT WILL BE APPROVED FOR LISTING, SUBJECT TO NOTICE OF ISSUANCE, ON SUCH EXCHANGE.

    THE COMPANY, THE TRUSTS AND THE SELLING STOCKHOLDERS MAY SELL SECURITIES TO OR THROUGH UNDERWRITERS AND MAY ALSO SELL SECURITIES DIRECTLY TO OTHER PURCHASERS OR THROUGH AGENTS. THE ACCOMPANYING PROSPECTUS SUPPLEMENT SETS FORTH THE NAMES OF ANY UNDERWRITERS OR AGENTS INVOLVED IN THE SALE OF THE SECURITIES IN RESPECT OF WHICH THIS PROSPECTUS IS BEING DELIVERED, THE PRINCIPAL AMOUNTS, IF ANY, TO BE PURCHASED BY EACH UNDERWRITER AND THE COMPENSATION, IF ANY, OF SUCH UNDERWRITERS OR AGENTS. SEE "PLAN OF DISTRIBUTION."

    THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                 THE DATE OF THIS PROSPECTUS IS JULY 14, 1998.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the offices of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; 500 West Madison Street, 14th Floor, Chicago, Illinois 60661-2511; and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a site on the World Wide Web that contains reports, proxy statements and other information regarding the Company. The address of the Commission's Web site is http://www.sec.gov. In addition, the Company's reports and proxy statements may be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

    The Company has filed with the Commission a Registration Statement on Form S-3 (including any amendments thereto, the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with respect to the Securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement. For further information about the Company and the Securities, reference is made to the Registration Statement and the exhibits thereto, which may be inspected at the public reference facilities maintained by the Commission at the addresses set forth above or through the Commission's Web site.

    No separate financial statements of any Trust have been included herein. The Company and the Trusts do not consider that such financial statements would be material to the holders of the Trusts' Preferred Securities because each Trust is a special purpose entity, with no operating history or independent operations, which is not engaged in and does not propose to engage in any activity other than holding as trust assets the Subordinated Debt Securities of the Company and issuing its Trust Securities as described below. Furthermore, taken together, the Company's obligations under the Subordinated Debt Securities held by a Trust, the indenture under which such Subordinated Debt Securities are issued, the applicable Trust Declaration and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payment in respect of the Preferred Securities. For this same reason, the Company does not expect that any Trust will file reports with the Commission pursuant to the Exchange Act.

                      DOCUMENTS INCORPORATED BY REFERENCE

    The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference in this Prospectus:

    1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

    2. The Company's Quarterly Report on Form 10-Q for the quarter ending March 31, 1998.

    3. The description of the Common Stock contained in the Company's registration statement on Form S-3 (registration no. 33-60423), and any document filed which updates such description.

    4. The description of the Company's Common Stock Purchase Rights contained in the Company's registration statement on Form 8-A, dated December 11, 1996, and any document filed which updates such description.

    5.  All documents filed by the Company with the Commission pursuant to
       Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made by this Prospectus also shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Requests for copies should be directed to Alan D. Dietrich, Vice President - Law and Corporate Secretary, Northwestern Corporation, 600 Market Street West, Huron, South Dakota 57350-1500, telephone number: (605) 353-7606.

                                  NORTHWESTERN

    The Company is a nationwide diversified energy, telecommunications and related services provider. It generates and distributes electric energy to approximately 56,000 customers in eastern South Dakota. The Company also purchases, distributes, sells and transports natural gas to approximately 79,000 customers in central Nebraska and eastern South Dakota. The Company, through its majority-owned subsidiaries, also owns approximately 35% of Cornerstone Propane Partners, L.P., a publicly traded master limited partnership for which a subsidiary of the Company serves as managing general partner. Cornerstone serves more than 380,000 propane customers in 26 states. The Company, through its consolidated and unconsolidated subsidiaries, is also engaged in certain non-energy manufacturing industries and owns companies engaged in heating, ventilation and air conditioning and telecommunications services. The Company was incorporated under the laws of the State of Delaware in 1923. The Company has its principal office at 33 Third Street SE, Huron, South Dakota 57350-1605. Its telephone number is (605) 352-8411.

                                   THE TRUSTS

    Each of Northwestern Capital Financing I, Northwestern Capital Financing II and Northwestern Capital Financing III is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust executed by the Company, as sponsor, and the Capital Financing Trustees (as defined below), as trustees (as such declaration may be amended from time to time, the "Trust Declaration"), and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware. Each Trust exists for the exclusive purposes of (i) issuing the Trust Securities of such Trust, (ii) investing the gross proceeds from the sale of the Trust Securities in the Subordinated Debt Securities of the Company and (iii) engaging in only those other activities necessary or incidental thereto. All of the common securities representing undivided beneficial interests in the assets of a Trust (the "Common Securities") will be directly or indirectly owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that, upon an event of default under the applicable Trust Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Company will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of each Trust. Each Trust has a term of approximately 55 years but may terminate earlier, as provided in the applicable Trust Declaration. The Company will pay all fees and expenses related to the Trusts and the offering of the Trust Securities, the payment of which will be guaranteed by the Company as described under "Description of the Guarantees." The principal place of business of each Trust is c/o the Company, 33 Third Street S.E., Huron, South Dakota, 57350-1318, telephone (605) 352-8411.

    The business and affairs of each Trust will be conducted by the trustees (the "Capital Financing Trustees") appointed by the Company as the direct or indirect holder of all the Common Securities. A majority of the Capital Financing Trustees will be persons who are employees or officers of or who are affiliated with the Company. One Capital Financing Trustee of each Trust will be a financial institution that is not affiliated with the Company and has aggregate capital, surplus and undivided profits of not less than

$50,000,000, which institution will act as property trustee under the applicable Trust Declaration (the "Property Trustee") and as an indenture trustee for purposes of the Trust Indenture Act of 1939 (the "Trust Indenture Act"). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one Capital Financing Trustee of each Trust will have a principal place of business or reside in the State of Delaware (the "Delaware Trustee"). The initial Property Trustee of each Trust is Wilmington Trust Company, a Delaware banking corporation, which maintains a principal place of business in Delaware. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Capital Financing Trustees of each Trust. The duties and obligations of the Capital Financing Trustees for each Trust will be governed by the applicable Trust Declaration.

                                USE OF PROCEEDS

    Except as may be set forth in the applicable Prospectus Supplement, the net proceeds from the sale of any Securities offered by the Company will be used for general corporate purposes, which may include the repayment of indebtedness, capital expenditures, working capital and other investments in, or acquisitions of, businesses and assets. Pending application of such net proceeds for specific purposes, such proceeds may be invested in short-term or marketable securities. Specific allocations of proceeds to a particular purpose that have been made at the date of any Prospectus Supplement will be described therein.

    Each Trust will use all of the proceeds received from the sale of its Trust Securities to purchase Subordinated Debt Securities from the Company. Unless otherwise set forth in the applicable Prospectus Supplement, the net proceeds to the Company from the sale of Subordinated Debt Securities to a Trust will be added to the Company's general funds and used for general corporate purposes.

    Neither the Company nor any Trust will receive any proceeds from Securities sold by any Selling Stockholder.

                RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS
               TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

    The following table sets forth the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred dividends for the Company for the fiscal years ended December 31, 1993, 1994, 1995, 1996 and 1997, and for the three-month period ended March 31, 1998. For the purpose of calculating such ratios, "earnings" consist of income from continuing operations before income taxes and minority interest, "fixed charges" consist of interest on all indebtedness, amortization of debt expense and the percentage of rental expense on operating leases deemed representative of the interest factor, and "preferred dividends" represent dividends paid on all preferred shares (consisting solely of shares of Cumulative Preferred Stock) outstanding during the periods.

                                                                                   YEAR ENDED DECEMBER 31,
                                                                      --------------------------------------------------
                                                                         1993         1994         1995         1996
                                                                         -----        -----        -----        -----
Ratio of Earnings to Fixed Charges..................................         3.5          3.4          3.4          3.2
Ratio of Earnings to Combined Fixed Charges and Preferred
 Dividends..........................................................         3.5          3.4          3.1          2.7

                                                                                      QUARTER
                                                                                       ENDED
                                                                                     MARCH 31,
                                                                         1997        1998 (1)
                                                                         -----     -------------
Ratio of Earnings to Fixed Charges..................................         3.0           4.3
Ratio of Earnings to Combined Fixed Charges and Preferred
 Dividends..........................................................         2.6           5.2

---------

(1) Results for quarter ended March 31, 1998 are not necessarily indicative of results for the year ended December 31, 1998.

                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS

    The Company's Common Stock is listed on the New York Stock Exchange under the symbol "NOR." The following table sets forth, for the calendar quarters shown, the range of high and low composite prices of the Common Stock on the New York Stock Exchange and the cash dividends declared on the Common Stock, in each case as adjusted for the two-for-one stock split in May 1997.

                                                                  DIVIDENDS
                                            HIGH          LOW     DECLARED
                                         ----------    ---------- -------
1996
      First quarter..................... $ 15 1/8      $ 13 3/4   $.22
      Second quarter....................   14 13/16      13 3/8   .22
      Third quarter.....................   15 9/16       13 7/16  .22
      Fourth quarter....................   18 1/4        15       .23

1997
      First quarter.....................   19 3/4        16 15/16 .23
      Second quarter....................   22 1/4        18 5/16  .23
      Third quarter.....................   21 1/4        17 3/4   .23
      Fourth quarter....................   23 1/2        18 7/16  .2425

1998
      First quarter.....................   24            21 5/16  .2425
      Second quarter....................   25 5/16       20 1/4   .2425

                         DESCRIPTION OF MORTGAGE BONDS

    The Mortgage Bonds will be bonds, notes or other evidences of indebtedness authenticated and delivered under a General Mortgage Indenture and Deed of Trust, dated as of August 1, 1993, between the Company and The Chase Manhattan Bank (as successor to The Chase Manhattan Bank, N.A.), as trustee (the "Bond Trustee"). Such General Mortgage and Deed of Trust, as supplemented by various supplemental indentures, is hereinafter referred to as the "Mortgage." A copy of the Mortgage, as supplemented to date, has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the supplemental indenture relating to each series of Mortgage Bonds will be filed as an exhibit to or incorporated by reference in the Registration Statement at or prior to the time of issuance of such series of Mortgage Bonds. The following summary of certain provisions of the Mortgage does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Mortgage, including the definitions set forth therein. Capitalized terms used under this heading which are not otherwise defined in this Prospectus have the meanings given them in the Mortgage. References to article and section numbers in this description of the Mortgage Bonds, unless otherwise indicated, are references to article and section numbers of the Mortgage.

GENERAL

    The maximum principal amount of Mortgage Bonds which may be issued under the Mortgage is limited to $500,000,000, provided that, without the consent of the holders of outstanding Mortgage Bonds, the Company and the Bond Trustee may enter into supplemental indentures to increase such amount. As of June 15, 1998, there were outstanding $25 million of 6.99% Series Mortgage Bonds due 2002, $60 million of 7.10% Series Mortgage Bonds due 2005 and $55 million of 7% Series Mortgage Bonds due 2023. Additional Mortgage Bonds may be issued under the Mortgage on the basis of property additions, retired bonds and cash. See "Issuance of Additional Mortgage Bonds" below. The Prospectus Supplement relating to the series of Mortgage Bonds offered thereby (the "Offered Mortgage Bonds") will describe the following terms of the Offered Mortgage Bonds: (i) the title (series designation) of the Offered Mortgage Bonds; (ii) any limit upon the aggregate principal amount of Offered Mortgage Bonds; (iii) the percentage of the principal amount at which the Offered Mortgage Bonds will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon acceleration of the maturity thereof, or the method by which such portion will be determined; (iv) the date or dates on which the principal of the Offered Mortgage Bonds will be payable; (v) the rate or rates at which the Offered Mortgage Bonds will bear interest, if any, or the method by which such rate or rates will be determined, the date or dates from which such interest will accrue, or the method by which such date or dates will be determined; (vi) the dates on which such interest will be payable and the regular record dates for any interest payment dates and the basis on which interest will be calculated; (vii) the bases on which the Offered Mortgage Bonds will be issued; (viii) the option, if any, of the Company to redeem the Offered Mortgage Bonds and the periods within which or the dates on which, the prices at which and the terms and conditions upon which the Offered Mortgage Bonds may be redeemed, in whole or in part, upon the exercise of such option; (ix) the obligation, if any, of the Company to redeem or purchase the Offered Mortgage Bonds pursuant to any sinking fund or analogous provisions or at the option of the holder and the periods within which or the dates on which, the prices at which and the terms and conditions upon which the Offered Mortgage Bonds will be redeemed, in whole or in part, pursuant to such obligation; (x) the denominations in which the Offered Mortgage Bonds will be issuable and any provision for the Offered Mortgage Bonds to be denominated, and payments thereon to be made, in currencies other than the United States dollar or in units based on or relating to such other currencies; and (ix) any other terms of the Offered Mortgage Bonds not inconsistent with the provisions of the Mortgage.

    While the Mortgage contains provisions for the maintenance of the Mortgaged Property, it does not contain any provisions for a maintenance or sinking fund and, except as may be provided in a Supplemental Indenture (and described in the applicable Prospectus Supplement), there will be no provisions for any such funds for the Mortgage Bonds.

    Mortgage Bonds may be issued as discount bonds, which may be sold at a discount below their principal amount. These Mortgage Bonds, as well as other Mortgage Bonds that are not issued at a discount below their principal amount, may, for United States Federal income tax purposes, be deemed to have been issued with "original issue discount" because of, among other things, certain interest payment characteristics. Special United States Federal income tax considerations applicable to Offered Mortgage Bonds issued with original issue discount, including discount bonds, will be described in more detail in the applicable Prospectus Supplement. In addition, special United States Federal income tax considerations or other restrictions or terms applicable to any Offered Mortgage Bonds which are issuable in bearer form, offered exclusively to United States aliens, denominated in a currency other than United States dollars or having certain other characteristics will be set forth in the Prospectus Supplement relating thereto.

    Other than the security afforded by the lien of the Mortgage and the restrictions on the issuance of additional Mortgage Bonds, there are no provisions of the Mortgage which afford the holders of the Offered Mortgage Bonds protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company. See "Consolidation, Merger, Conveyance, Transfer or Lease" below.

REDEMPTION OF THE MORTGAGE BONDS

    Any terms for the optional or mandatory redemption of the Offered Mortgage Bonds will be set forth in the applicable Prospectus Supplement. Except as otherwise be provided in the applicable Prospectus Supplement with respect to Mortgage Bonds redeemable at the option of the holder, Mortgage Bonds will be redeemable only upon notice by mail not less than 30 days prior to the date fixed for redemption, and, if less than all the Mortgage Bonds of a series, or any tranche thereof, are to be redeemed, the particular Mortgage Bonds to be redeemed will be selected by such method as shall be provided for the particular series or tranche, or in the absence of any such provision, by such method as the Bond Registrar deems fair and appropriate. (See Sections 5.03 and 5.04.)

    Any notice of redemption at the option of the Company may state that such redemption will be conditioned upon receipt by the Bond Trustee, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such Mortgage Bonds and that if such money has not been so received, such notice will be of no force and effect and the Company will not be required to redeem such Mortgage Bonds. (See Section 5.04.)

SECURITY

    Except as discussed below, Mortgage Bonds now or hereafter issued under the Mortgage will be secured primarily by the lien of the Mortgage on the Company's properties used in the generation, production, transmission or distribution of electricity or the distribution of gas in any form and for any purpose in the States of South Dakota or Nebraska, together with the properties owned by the Company as of August 1, 1993 located in the States of North Dakota and Iowa (which consist principally of shared ownership interests in electric generating facilities), but not, unless the Company otherwise elects, any future acquired properties in the States of North Dakota and Iowa.

    The lien of the Mortgage is subject to permitted liens which include tax liens and other governmental charges which are not delinquent and which are being contested, construction and materialmen's liens, certain judgment liens, easements, reservations and rights of others (including governmental entities) in, and defects of title in, certain property of the Company, certain leasehold interests, liens on the Company's pollution control and sewage and solid waste facilities and certain other liens and encumbrances. (See Section 1.01.)

    There are excepted from the lien of the Mortgage, among other things, cash and securities not paid to, deposited with or held by the Bond Trustee under the Mortgage; contracts, leases and other agreements of all kinds, contract rights, bills, notes and other instruments, accounts receivable, claims, certain intellectual property rights and other general intangibles; permits, licenses and franchises; automobiles, other vehicles, movable equipment, aircraft and vessels; all goods, wares and merchandise held for sale in the ordinary course of business or for use by or for the benefit of the Company; fuel, materials, supplies and other personal property consumable in the operations of the Company's business; computers, machinery and equipment; coal, ore, gas, oil, minerals and timber mined or extracted from the land; gas transmission lines connecting wells with main or branch trunk lines or field gathering lines connecting wells with main or branch trunk lines; electric energy, gas, steam, water and other products generated, produced or purchased; leasehold interests; and all books and records. (See Granting Clauses.)

    Without the consent of the holders of any Mortgage Bonds, the Company and the Bond Trustee may enter into supplemental indentures to subject to the lien of the Mortgage additional property, whether or not used in the electric or gas utility businesses (including property which would otherwise be excepted from such lien). (See Section 14.01.) Such property, so long as the same would otherwise constitute Property Additions (as described below), would thereupon constitute Property Additions and be available as a basis for the issuance of Mortgage Bonds. See "Issuance of Additional Mortgage Bonds" below.

    The Mortgage contains provisions subjecting after-acquired property to the lien of the Mortgage. These provisions are limited in the case of consolidation or merger (whether or not the Company is the surviving corporation) or sale of substantially all of the Company's assets. In the event of the consolidation or merger of the Company or the transfer of all the Mortgaged Property as or substantially as an entirety, the Mortgage will not be required to be a lien upon any of the properties then owned or thereafter acquired by the successor corporation, except properties acquired from the Company in or as a result of such transaction and improvements, extensions and additions to such properties and renewals, replacements and substitutions of or for any part or parts of such properties. (See Article Thirteen and "Consolidation, Merger, Conveyance, Transfer or Lease" below.) In addition, after-acquired property may be subject to vendors' liens, purchase money mortgages and other liens thereon at the time of acquisition.

    The Mortgage provides that the Bond Trustee will have a lien, prior to the lien on behalf of the holders of Mortgage Bonds, upon Mortgaged Property and any money collected by the Bond Trustee as proceeds of the Mortgaged Property, for the payment of its reasonable compensation and expenses and for indemnity against certain liabilities. (See Section 11.07.)

ISSUANCE OF ADDITIONAL MORTGAGE BONDS

    The maximum principal amount of Mortgage Bonds which may be issued under the Mortgage is limited to $500,000,000, provided that, without the consent of the holders of any Mortgage Bonds, the Company and the Bond Trustee may enter into supplemental indentures to increase such amount. (See Sections 3.01 and 14.01.) Mortgage Bonds of any series may be issued from time to time under Article Four of the Mortgage on the basis of, and in an aggregate principal amount not exceeding:

        (1) 75% of the cost or fair value (whichever is less) of Property Additions which do not constitute "bonded" Property Additions (generally, Property Additions which have been made the basis of the authentication and delivery of Mortgage Bonds, the release of Mortgaged Property or cash withdrawals) after certain deductions and additions, primarily including adjustments to offset property retirements;

        (2) the aggregate principal amount of "Retired Bonds" (which consist of Mortgage Bonds no longer outstanding under the Mortgage (including Mortgage Bonds deposited under any sinking or analogous funds) which have not been used for certain other purposes under the Mortgage and which are not to be paid, redeemed or otherwise retired by the application of funded cash); and

        (3) an amount of cash deposited with the Bond Trustee.

    In general, the issuance of Mortgage Bonds is subject to Adjusted Net Earnings of the Company (as described below) for 12 consecutive months within the preceding 18 months being at least one and three-fourths the Annual Interest Requirements on all Mortgage Bonds then outstanding or applied for, and all other indebtedness (with certain exceptions) secured by a lien prior to the lien of the Mortgage, except that no such net earnings requirement need be met if the additional Mortgage Bonds to be issued are to have no stated interest rate prior to maturity. The Company is not required to satisfy the net earnings requirement prior to issuance of Mortgage Bonds in replacement of Retired Bonds unless (a) the stated maturity of the Retired Bonds is more than five years after the date of the Company's order to authenticate and deliver such additional Mortgage Bonds and (b) the stated interest rate, if any, on such Retired Bonds immediately prior to maturity is less than the initial stated interest rate, if any, on such Mortgage Bonds. In general, the interest requirement with respect to variable interest rate indebtedness, if any, is determined with reference to the rate or rates in effect on the date immediately preceding such determination or the rate to be in effect upon initial authentication. (See Section 1.03 and Article Four.)

    Adjusted Net Earnings are calculated before, among other things, provisions for income taxes; depreciation or amortization of property; interest on any indebtedness and amortization of debt discount and expense; any non-recurring charge to income of whatever kind or nature (including without limitation the recognition of expense or impairment due to the non-recoverability of assets or expense), whether or not recorded as a non-recurring item in the Company's books of account; and any refund of revenues previously collected or accrued by the Company subject to possible refund. With respect to Mortgage Bonds of a series subject to a periodic offering (such as a medium-term note program), the Bond Trustee will be entitled to receive a certificate evidencing compliance with the net earnings requirements only once, at or prior to the time of the first authentication and delivery of the Mortgage Bonds of such series (unless the Company's order requesting the authentication and delivery of such Mortgage Bonds is delivered on or after the date which is two years after the most recent net earnings certificate was delivered, in which case an updated certificate would be required to be delivered). (See Sections 1.03 and 4.01.)

    Property Additions generally include any property which is owned by the Company and is subject to the lien of the Mortgage, except any property the cost of acquisition or construction of which is properly chargeable to an operating expense account of the Company. (See Section 1.04.)

RELEASE OF PROPERTY

    The Company may obtain the release from the lien of the Mortgage of any Mortgaged Property if the fair value of all of the Mortgaged Property (excluding the Mortgaged Property to be released but including any Mortgaged Property to be acquired by the Company with the proceeds of, or otherwise in connection with, such release) equals or exceeds an amount equal to twenty-fifteenths (20/15ths) of the aggregate principal amount of Mortgage Bonds outstanding.

    The Mortgage provides simplified procedures for the release of minor properties and property taken by eminent domain and provides for dispositions of certain obsolete property and grants of surrender of certain rights without any release or consent by the Bond Trustee.

    If any property released from the lien of the Mortgage continues to be owned by the Company after such release, the Mortgage will not become a lien on any improvement, extension or addition to such property or renewals, replacements or substitutions of or for any part or parts of such property. (See Article Eight.)

WITHDRAWAL OF CASH

    Subject to certain limitations, cash held by the Bond Trustee may (1) be withdrawn by the Company (a) to the extent of the cost or fair value (whichever is less) of unbonded Property Additions, after certain deductions and additions primarily including adjustments to offset retirements, or (b) in an amount equal to twenty-fifteenths (20/15ths) of the aggregate principal amount of Mortgage Bonds that the Company would be entitled to issue on the basis of Retired Bonds (with the entitlement to such issuance being waived by operation of such withdrawal), or (c) in an amount equal to twenty-fifteenths (20/15ths) of the aggregate principal amount of any outstanding Mortgage Bonds delivered to the Bond Trustee, or (2) upon the request of the Company, be applied to (a) the purchase of Mortgage Bonds (at prices not exceeding twenty-fifteenths (20/15ths) of the principal amount thereof) or (b) the redemption or payment at stated maturity of Mortgage Bonds (with any Mortgage Bonds received by the Bond Trustee pursuant to these provisions being canceled by the Bond Trustee) (see Section 8.06); provided, however, that cash deposited with the Bond Trustee as the basis for authentication and delivery of Mortgage Bonds, may only be withdrawn in an amount equal to the aggregate principal amount of Mortgage Bonds the Company would be entitled to issue on any basis (with the entitlement to such issuance being waived by operation of such withdrawal), or may, upon the request of the Company, be applied to the purchase, redemption or payment of Mortgage Bonds at prices not exceeding, in the aggregate, the principal amount thereof (See Sections 4.05 and 7.02).

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

    The Company may not consolidate with or merge into any other corporation or convey, transfer or lease the Mortgaged Property as or substantially as an entirety to any person unless (a) such transaction is on such terms as will fully preserve the lien and security of the Mortgage and the rights and powers of the Bond Trustee and the holders of Mortgage Bonds, (b) the corporation formed by such consolidation or into which the Company is merged or the person which acquires by conveyance or transfer, or which leases, the Mortgaged Property as or substantially as an entirety is a corporation organized and existing under the laws of the United States of America or any state or territory thereof or the District of Columbia, and such corporation executes and delivers to the Bond Trustee a supplemental indenture, which contains an assumption by such corporation of the due and punctual payment of the principal of and premium, if any, and interest, if any, on the Mortgage Bonds and the performance of all of the covenants of the Company under the Mortgage and which contains a grant, conveyance, transfer and mortgage by the corporation confirming the lien of the Mortgage on the Mortgaged Property and subjecting to such lien all property thereafter acquired by the corporation which constitutes an improvement, extension or addition to the Mortgaged Property or a renewal, replacement or substitution of or for any part thereof, and, at the election of the corporation, subjecting to the lien of the Mortgage such other property then owned or thereafter acquired by the corporation as the corporation may specify, and (c) in the case of a lease, such lease will be made expressly subject to termination by the Company or the Bond Trustee at any time during the continuance of an Event of Default under the Mortgage. (See Section 13.01.)

    The Mortgage does not contain provisions requiring the repurchase of the Offered Mortgage Bonds upon the change in control of the Company.

MODIFICATION OF MORTGAGE

    Without the consent of the holders of any Mortgage Bonds, the Company and the Bond Trustee may enter into one or more supplemental indentures for any of the following purposes:

        (a) to evidence the succession of another person to the Company and the assumption by any such successor of the covenants of the Company in the Mortgage and in the Mortgage Bonds; or

        (b) to add one or more covenants of the Company or other provisions for the benefit of all holders of Mortgage Bonds or for the benefit of the holders of, or to remain in effect only so long as there are outstanding, Mortgage Bonds of one or more specified series, or one or more tranches thereof, or to surrender any right or power conferred upon the Company by the Mortgage; or

        (c) to correct or amplify the description of any property at any time subject to the lien of the Mortgage, or better to assure, convey and confirm to the Bond Trustee any property subject or required to be subjected to the lien of the Mortgage, or to subject to the lien of the Mortgage additional property; or

        (d) to convey, transfer and assign to the Bond Trustee and to subject to the lien of the Mortgage with the same force and effect as if included in the Mortgage, property of subsidiaries of the Company used or to be used for one or more purposes which if owned by the Company would constitute property used or to be used for one or more of the primary purposes of the Company's business, which property will for all purposes of the Mortgage be deemed to be property of the Company, together with such other provisions as may be appropriate to express the respective rights of the Bond Trustee and the Company in regard thereto; or

        (e) to change or eliminate any provision of the Mortgage or to add any new provision to the Mortgage, provided that if such change, elimination or addition adversely affects the interests of the holders of the Mortgage Bonds of any series or tranche in any material respect, such change, elimination or addition will become effective with respect to such series or tranche only when no Mortgage Bonds of such series or tranche remain outstanding under the Mortgage; or

        (f) to establish the form or terms of the Mortgage Bonds of any series or tranche as permitted by the Mortgage; or

        (g) to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the holders thereof, and for any and all other matters incidental thereto; or

        (h) to evidence and provide for the acceptance of appointment by a successor trustee or by a co-trustee or separate trustee; or

        (i) to provide for the procedures required to permit the Company to utilize, at its option, a noncertificated system of registration for all, or any series or tranche of, the Mortgage Bonds; or

        (j) to change any place where (1) the principal of and premium, if any, and interest, if any, on the Mortgage Bonds of any series, or any tranche thereof, will be payable, (2) any Mortgage Bonds of any series, or any tranche thereof, may be surrendered for registration of transfer, (3) any Mortgage Bonds of any series, or any tranche thereof, may be surrendered for exchange or (4) notices and demands to or upon the Company in respect of the Mortgage Bonds of any series, or any tranche thereof, and the Mortgage may be served; or

        (k) to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or to make any changes to the provisions thereof or to add other provisions with respect to matters and questions arising under the Mortgage, so long as such other changes or additions do not adversely affect the interests of the holders of Mortgage Bonds of any series or tranche in any material respect; or

        (l) to reflect changes in generally accepted accounting principles; or

        (m) to provide the terms and conditions of the exchange or conversion, at the option of the holders of Mortgage Bonds of any series, of the Mortgage Bonds of such series for or into Mortgage Bonds of other series or stock or other securities of the Company or any other corporation; or

        (n) to change the words "Mortgage Bonds" to "First Mortgage Bonds" in the descriptive title of all outstanding Mortgage Bonds at any time; or

        (o) to comply with the rules or regulations of any national securities exchange on which any of the Mortgage Bonds may be listed; or

        (p) to increase the aggregate principal amount of Mortgage Bonds which may be authenticated and delivered under the Mortgage. (See Section 14.01.)

    Without limiting the generality of the foregoing, if the Trust Indenture Act is amended after the date of the Mortgage in such a way as to require changes to the Mortgage or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the Mortgage or at any time thereafter, were required by the Trust Indenture Act to be contained in the Mortgage, the Company and the Bond Trustee may, without the consent of the holders of any Mortgage Bonds, enter into one or more supplemental indentures to evidence or effect such amendment. (See Sections 14.01.)

    Except as provided above, the consent of the holders of not less than a majority in aggregate principal amount of the Mortgage Bonds of all series then outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the Mortgage pursuant to one or more supplemental indentures; provided, however, if less than all of the series of Mortgage Bonds outstanding (or less than all of the tranches of a particular series) are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of outstanding Mortgage Bonds of all series (or tranches) so directly affected, considered as one class, will be required. Notwithstanding the foregoing, no such amendment or modification may, without the consent of each holder of the outstanding Mortgage Bonds of each series or tranche directly affected thereby, (a) change the stated maturity of the principal of, or any installment of principal of or interest on, any Mortgage Bond, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of a discount bond that would be due and payable upon a declaration of acceleration of maturity or change the coin or currency (or other property) in which any Mortgage Bond or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date), (b) permit the creation of any lien ranking prior to the lien of the Mortgage with respect to all or substantially all of the Mortgaged Property or terminate the lien of the Mortgage on all or substantially all of the Mortgaged Property, or deprive such holder of the benefit of the security of the lien of the Mortgage,
(c) reduce the percentage in principal amount of the outstanding

Mortgage Bonds of such series or tranche, the consent of the holders of which is required for any such supplemental indenture, or the consent of the holder of which is required for any waiver of compliance with any provision of the Mortgage or any default thereunder and its consequences, or reduce the requirements for quorum or voting, or (d) modify certain of the provisions of the Mortgage relating to supplemental indentures, waiver of certain covenants and waivers of past defaults. A supplemental indenture which changes or eliminates any covenant or other provision of the Mortgage which has expressly been included solely for the benefit of the holders of, or which is to remain in effect only so long as there are outstanding, Mortgage Bonds of one or more specified series, or one or more tranches thereof, or modifies the rights of the holders of Mortgage Bonds of such series or tranches with respect to such covenant or other provision, will be deemed not to affect the rights under the Mortgage of the holders of the Mortgage Bonds of any other series or tranche. (See Section 14.02.)

WAIVER

    The holders of at least a majority in aggregate principal amount of all Mortgage Bonds may waive the Company's obligations to comply with certain covenants, including the Company's obligation to maintain its corporate existence and properties, pay taxes and discharge liens, maintain certain insurance and to make such recordings and filings as are necessary to protect the security of the holders of Mortgage Bonds and the rights of the Bond Trustee, provided that such waiver occurs before the time such compliance is required. The holders of at least a majority of the aggregate principal amount of outstanding Mortgage Bonds of all affected series or tranches, considered as one class, may waive, before the time for such compliance, compliance with the Company's obligation to maintain an office or agency where the Mortgage Bonds of such series or tranches may be surrendered for payment, registration, transfer or exchange, and compliance with any other covenant specified in a supplemental indenture respecting such series or tranches. (See Section 6.09.)

EVENTS OF DEFAULT

    Each of the following events constitutes an "Event of Default" under the
Mortgage:

        (1) failure to pay interest on any Mortgage Bond within 60 days after the same becomes due;

        (2) failure to pay principal of or premium, if any, on any Mortgage Bond within 15 days after its maturity;

        (3) failure to perform or breach of any covenant or warranty of the Company in the Mortgage (other than a covenant to pay interest, principal or premium with respect to any Mortgage Bond) for a period of 60 days after there has been given to the Company by the Bond Trustee, or to the Company and the Bond Trustee by the holders of at least 50% in principal amount of outstanding Mortgage Bonds, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default," unless the Bond Trustee, or the Bond Trustee and the holders of a principal amount of Mortgage Bonds not less than the principal amount of Mortgage Bonds the holders of which gave such notice, as the case may be, agree in writing to an extension of such period prior to its expiration; provided, however, that the Bond Trustee, or the Bond Trustee and such holders, as the case may be, will be deemed to have agreed to an extension of such period if corrective action has been initiated by the Company within such period and is being diligently pursued; or

        (4) Certain events relating to reorganization, bankruptcy and insolvency of the Company and appointment of a receiver or trustee for its property. (See Section 10.01.)

REMEDIES

    If an Event of Default occurs and is continuing, then the Bond Trustee or the holders of not less than a majority in principal amount of Mortgage Bonds then outstanding may declare the principal amount (or if the Mortgage Bonds are discount bonds, such portion of the principal amount as may be provided for such discount bonds pursuant to the terms of the Mortgage) of all of the Mortgage Bonds together with premium, if any, and interest accrued, if any, thereon to be immediately due and payable. At any such time after such declaration of the maturity of the Mortgage Bonds then outstanding, but before the sale of any of the Mortgaged Property and before a judgment or decree for payment of money shall have been obtained by the Bond Trustee as provided in the Mortgage, the Event or Events of Default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if:

        (a) the Company has paid or deposited with the Bond Trustee a sum sufficient to pay:

           (1) all overdue interest, if any, on all Mortgage Bonds then outstanding;

           (2) the principal of and premium, if any, on any Mortgage Bonds then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Mortgage Bonds; and

           (3) all amounts due to the Bond Trustee as compensation and reimbursement as provided in the Mortgage; and

        (b) any other Event or Events of Default other than the non-payment of the principal of Mortgage Bonds which shall become due solely by such declaration of acceleration shall have been cured or waived as provided in the Mortgage. (See Sections 10.02 and 10.17.)

    The Mortgage provides that, under certain circumstances and to the extent permitted by law, if an Event of Default occurs and is continuing, the Bond Trustee has the power to take possession of, and to hold, operate and manage, the Mortgaged Property or, with or without entry, sell the Mortgaged Property. If the Mortgaged Property is sold, whether by the Trustee or pursuant to judicial proceedings, the principal of the outstanding Mortgage Bonds, if not previously due, will become immediately due, together with premium, if any, and any accrued interest. (See Sections 10.03, 10.04 and 10.05.)

    If an Event of Default occurs and is continuing, the holders of a majority in principal amount of the Mortgage Bonds then outstanding will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Bond Trustee or exercising any trust or power conferred on the Bond Trustee, provided that (a) such direction does not conflict with any rule of law or with the Mortgage and could not involve the Bond Trustee in personal liability in circumstances where indemnity would not, in the Bond Trustee's sole discretion, be adequate, (b) such direction is not unduly prejudicial to the rights of the nonassenting holders, and (c) the Bond Trustee may take any other action deemed proper by the Bond Trustee which is not inconsistent with such discretion. (See Section 10.16.)

    The Mortgage provides that no holder of any Mortgage Bond will have any right to institute any proceeding, judicial or otherwise, with respect the Mortgage, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless (a) such holder has previously given to the Bond Trustee written notice of a continuing Event of Default; (b) the holders of not less than a majority in aggregate principal amount of the Mortgage Bonds then outstanding have made written request to the Bond Trustee to institute proceedings in respect of such Event of Default and have offered the Bond Trustee reasonable indemnity against cost and liabilities incurred in complying with such request; and (c) for 60 days after receipt of such notice, the Bond Trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the Trustee during such 60-day period by the holders of a majority in aggregate principal amount of Mortgage Bonds then outstanding. Furthermore, no holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders. (See Section 10.11.) Notwithstanding that the right of a holder to institute a proceeding with respect to the Mortgage is subject to certain conditions precedent, each holder of a Mortgage Bond has the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on such Mortgage Bond when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of such holder. (See Section 10.12.) The Mortgage provides that the Bond Trustee will give the holders notice of any default under the Mortgage to the extent required by the Trust Indenture Act, unless such default shall have been cured or waived, except that no such notice to holders of a default of the character described in paragraph (3) under "Event of Default" may be given until at least 45 days after the occurrence thereof. (See Section 11.02.) The Trust Indenture Act currently permits the Bond Trustee to withhold notice of default (except for certain payment defaults) if the Bond Trustee in good faith determines the withholding of such notice to be in the interests of the holders.

    As a condition precedent to certain actions by the Bond Trustee in the enforcement of the lien of the Mortgage and institution of action on the Mortgage Bonds, the Bond Trustee may require adequate indemnity against costs, expense and liabilities to be incurred in connection therewith. (See Sections
10.11 and 11.01.)

DEFEASANCE

    Any Mortgage Bond or Bonds, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the Mortgage, and the entire indebtedness of the Company in respect thereof will be deemed to have been satisfied and discharged, if there has been irrevocably deposited with the Bond Trustee, in trust: (a) money in the amount which will be sufficient, or (b) Eligible Obligations (as described below), which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which will be sufficient, or
(c) a combination of (a) and (b) which will be sufficient, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Mortgage Bond or Bonds or portions thereof. (See Section 9.01.) For this purpose, Eligible Obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States of America, entitled to the benefit of the full faith and credit thereof, and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof.

    While there is no legal precedent directly on point, it is possible that, for federal income tax purposes, any deposit contemplated in the preceding paragraph could be treated as a taxable exchange of the related Mortgage Bonds for an issue of obligations of the trust or a direct interest in the cash and securities held in the trust. In that case, holders of such Mortgage Bonds would recognize gain or loss as if the trust obligations or the cash or securities deposited, as the case may be, had actually been received by them in exchange for their Mortgage Bonds. Such holders thereafter would be required to include in income a share of the income, gain or loss of the trust. The amount so required to be included in income could be different from the amount that would be includible in the absence of such deposit. Prospective investors are urged to consult their own tax advisors as to the specific consequences to them of such deposit.

RESIGNATION OF THE BOND TRUSTEE

    The Bond Trustee may resign at any time by giving written notice thereof to the Company or may be removed at any time by the holders of a majority in principal amount of Mortgage Bonds then outstanding delivered to the Trustee and the Company. No resignation or removal of the Bond Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the Mortgage. In addition, so long as no Event of Default or event which, after notice of lapse of time, or both, would become an Event of Default has occurred and is continuing, under certain circumstances, if the Company has delivered to the Bond Trustee a resolution of its Board of Directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the Mortgage, the Bond Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Mortgage. (See Section 11.10.)

CONCERNING THE BOND TRUSTEE

    The Chase Manhattan Bank, the Bond Trustee under the Mortgage, has been a regular depositary of funds of the Company. There are instances under the Trust Indenture Act which would require the resignation of the Bond Trustee, such as an affiliate of the Bond Trustee acting as underwriter with respect to any of the Mortgage Bonds.

REGISTRATION AND TRANSFER

    The transfer of the Mortgage Bonds may be registered, and Mortgage Bonds may be exchanged for other Mortgage Bonds of the same series and tranche, of authorized denominations and of like tenor and aggregate principal amount, at the office of The Chase Manhattan Bank, as Bond Registrar for the Mortgage Bonds, in Brooklyn, New York. The Company may change the place for registration of transfer of the Mortgage Bonds, may appoint one or more additional Bond Registrars (including the Company) and may remove any Bond Registrar, all at its discretion. (See Section 6.02.) The applicable Prospectus Supplement will identify any new place for registration of transfer and additional Bond Registrar appointed, and will disclose the removal of any Bond Registrar effected, prior to the date of such Prospectus Supplement. Except as otherwise provided in the applicable Prospectus Supplement, no service charge will be made for any transfer or exchange of the Mortgage Bonds, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the Mortgage Bonds. The Company will not be required to issue, and no Bond Registrar will be required to register, the transfer of or to exchange (a) Mortgage Bonds of any series (including the Mortgage Bonds) during a period of 15 days prior to giving any notice of redemption, or (b) any Mortgage Bond selected for redemption in whole or in part, except the unredeemed portion of any Mortgage Bond being redeemed in part. (See Section 3.05.)

                         DESCRIPTION OF DEBT SECURITIES

    The Senior Debt Securities may be issued, in one or more series, from time to time under an Indenture between the Company and The Chase Manhattan Bank, as trustee. The Subordinated Debt Securities may be issued, in one or more series, from time to time under a Subordinated Debt Securities Indenture dated as of August 1, 1995 (the "Subordinated Indenture"), between the Company and The Chase Manhattan Bank (as successor to The Chase Manhattan Bank, N.A.), as trustee. The Chase Manhattan Bank, as trustee under the indentures (the "Indenture Trustee"), will act as indenture trustee for the purposes of the Trust Indenture Act. The form of the Indenture relating to the Senior Debt Securities and the Subordinated Indenture relating to the Subordinated Debt Securities (each, an "Indenture") are filed as exhibits to the Registration Statement of which this Prospectus forms a part.

    The following summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indentures. Capitalized terms used under this heading which are not otherwise defined in this Prospectus will have the meanings given them in the applicable Indenture. References to article and section numbers in this description of the Debt Securities unless otherwise indicated are references to article and section numbers of each Indenture.

GENERAL

    The Indentures do not limit the amount of Senior Debt Securities or Subordinated Debt Securities that may be issued thereunder. The Indentures provide that Senior Debt Securities or Subordinated Debt Securities, as the case may be, may be issued from time to time in one or more series. As of June 30, 1998, no Senior Debt Securities were outstanding under the Indenture relating to the Senior Debt Securities, and $32.5 million principal amount of Subordinated Debt Securities were outstanding under the Subordinated Indenture. The Debt Securities will be direct, unsecured obligations of the Company. The Senior Debt Securities will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company, and each series of Subordinated Debt Securities will be subordinate and junior in right of payment to other indebtedness of the Company to the extent set forth in the resolutions of the Company's Board of Directors or a special committee thereof (each, a "Board Resolution") establishing such series of Subordinated Debt Securities.

    The Prospectus Supplement relating to the series of Debt Securities offered thereby (the "Offered Debt Securities") will describe the following terms of the Offered Debt Securities: (i) the title of the Offered Debt Securities; (ii) any limit on the aggregate principal amount of the Offered Debt Securities; (iii) the percentage of the principal amount at which the Offered Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon acceleration of the maturity thereof, or the method by which such portion will be determined; (iv) the date or dates on which the principal of the Offered Debt Securities will be payable; (v) the rights, if any, to defer payments of interest on the Offered Debt Securities by extending the interest payment period, and the duration of such extensions; (vi) in the case of Subordinated Debt Securities, the subordination terms of the Subordinated Debt Securities of such series; (vii) the rate or rates at which the Offered Debt Securities will bear interest, if any, or the method by which such rate or rates will be determined, and the date or dates from which such interest will accrue, or the method by which such date or dates will be determined; (viii) the dates on which such interest will be payable and the regular record dates for any interest payment dates and the basis on which interest will be calculated; (ix) the dates, if any, on which, and the price or prices at which the Offered Debt Securities may, pursuant to any mandatory or optional sinking fund provisions, be redeemed by the Company and other detailed terms and provisions of such sinking funds; (x) the date, if any, after which, and the price or prices at which, the Offered Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of the Company or of the holder thereof, and other detailed terms and provisions of such optional redemption; (xi) the denominations in which the Offered Debt Securities will be issuable and any provision for the Offered Debt Securities to be denominated, and payments thereon to be made, in currencies other than the United States dollar or in units based on or relating to such other currencies; (xii) any deletions from, modifications of or additions to the events of default or covenants of the Company with respect to the Offered Debt Securities, whether or not such events of default or covenants are consistent with the events of default or covenants set forth herein; and (xiii) any other terms of the Offered Debt Securities.

    Unless otherwise indicated in the applicable Prospectus Supplement, the Offered Debt Securities will be issued in United States dollars in fully registered form, without coupons, in denominations of $25 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

    Unless otherwise indicated in the applicable Prospectus Supplement, the principal of, and any premium or interest on, the Offered Debt Securities will be payable, and the Offered Debt Securities will be exchangeable and transfers thereof will be registrable, at the office of the Indenture Trustee in New York City; provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the security register.

    Debt Securities may be issued as discount securities, which may be sold at a discount below their principal amount. These Debt Securities, as well as other Debt Securities that are not issued at a discount below their principal amount, may, for United States Federal income tax purposes, be deemed to have been issued with "original issue discount" because of, among other things, certain interest payment characteristics. Special United States Federal income tax considerations applicable to Offered Debt Securities issued with original issue discount, including discount securities, will be described in more detail in the applicable Prospectus Supplement. In addition, special United States Federal income tax considerations or other restrictions or terms applicable to any Offered Debt Securities which are issuable in bearer form, offered exclusively to United States aliens, denominated in a currency other than United States dollars or having certain other characteristics will be set forth in the Prospectus Supplement relating thereto.

    The Indentures do not contain any provisions that may afford the holders of Debt Securities protection in the event of a highly leveraged transaction or other transaction involving the Company. The Indentures also do not contain any provisions that would limit the ability of the Company to incur indebtedness or to declare or pay dividends on its capital stock, except as described under "Certain Covenants" below.

SUBORDINATION

    Offered Debt Securities that are Subordinated Debt Securities will be subordinated and junior in right of payment to certain other indebtedness of the Company to the extent set forth in the applicable Prospectus Supplement. (See
Section 301.)

CERTAIN COVENANTS

    If Subordinated Debt Securities are issued to a Trust in connection with the issuance of Trust Securities by such Trust and (i) there shall have occurred any event that would constitute an Event of Default under the Subordinated Indenture or (ii) the Company shall be in default with respect to its payment of any obligations under the related Guarantee, then (a) the Company may not declare or pay dividends (other than stock dividends paid in the same class of stock as that on which they are paid) on, or make a distribution with respect to or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock, and (b) the Company may not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to such Subordinated Debt Securities. The Company is subject to the same limitations if Subordinated Debt Securities are issued to a Trust in connection with the issuance of Trust Securities by such Trust, and the Company shall have given notice of its election to defer payments of interest on such Subordinated Debt Securities by extending the interest payment period as provided in the Subordinated Indenture and such period, or any extension thereof, shall be continuing. (See Section 1009 of the Subordinated Indenture.)

    If Subordinated Debt Securities are issued to a Trust in connection with the issuance of Trust Securities by such Trust, for so long as such Trust Securities remain outstanding, the Company will covenant (i) to directly or indirectly maintain 100% ownership of the Common Securities of such Trust; provided, however, that any permitted successor of the Company under the Subordinated Indenture may succeed to the Company's ownership of such Common Securities and
(ii) to use its reasonable efforts to cause such Trust (a) to remain a statutory business trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of such Trust, the redemption of all of the Trust Securities of such Trust, or certain mergers or consolidations, each as permitted by the Trust Declaration of such Trust, and
(b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes. (See Section 1010 of the Subordinated Indenture.)

CONSOLIDATION, MERGER AND SALE

    The Company may not merge or consolidate with or into any other corporation, or sell or convey all or substantially all of its assets to any person, firm or corporation unless (i) such corporation or person is organized and validly existing under the laws of the United States or any state thereof and expressly assumes the Company's obligations under the Indenture, (ii) after giving effect to such transaction, no default or Event of Default shall have occurred and be continuing and (iii) the Company shall have delivered to the Indenture Trustee an officer's certificate and an opinion of counsel to the effect that such transaction complies with the Indenture. (See Section 801.)

MODIFICATION OF INDENTURES

    Without the consent of the holders of any Debt Securities, the Company and the Indenture Trustee may modify or amend either Indenture for any of the following purposes: (i) to evidence the succession of another person to the Company as obligor under the Indenture; (ii) to add to the covenants of the Company for the benefit of the holders of all or any series of Debt Securities; (iii) to add Events of Default for the benefit of the holders of all or any series of Debt Securities; (iv) to change or eliminate any provisions of the Indenture, provided that any such change or elimination will become effective only when there are no outstanding Debt Securities of any series created prior thereto that are entitled to the benefit of such provision; (v) to establish the form or terms of Debt Securities of any series; (vi) to secure the Debt Securities;
(vii) to provide for the acceptance of appointment by a successor Indenture Trustee or facilitate the administration of the trusts under the Indenture by more than one Indenture Trustee; and (viii) to close the Indenture with respect to the authentication and delivery of additional series of Debt Securities, or to cure any ambiguity, defect or inconsistency in the Indenture, provided such action does not adversely affect the interest of holders of Debt Securities of any series in any material respect. (See Section 901.)

    Except as provided above, the consent of the holders of not less than a majority in principal amount of all outstanding Senior Debt Securities or Subordinated Debt Securities, as the case may be, of all series affected by a proposed modification or amendment of the applicable Indenture, considered as one class, will be required to modify or amend the applicable Indenture; provided that no such modification or amendment may, without the consent of the holder of each outstanding Debt Security of such series, among other things, (i) change the stated maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on any Debt Security of such series,
(ii) reduce the principal amount or the rate of interest on or any Additional Amounts payable in respect of, or any premium payable upon the redemption of, any Debt Security of such series or change the redemption provisions of any Debt Securities, (iii) change any obligation of the Company to pay Additional Amounts in respect of any Debt Security of such series, (iv) reduce the amount of principal of a Debt Security of such series that is a discount security and would be due and payable upon a declaration of acceleration of the maturity thereof, (v) adversely affect any right of repayment at the option of the holder of any Debt Security of such series, (vi) change the place or currency of payment of principal of, or any premium or interest on, any Debt Security of such series, (vii) impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof or any redemption date or repayment date therefor, (viii) reduce the above-stated percentage of holders of outstanding Debt Securities of such series necessary to modify or amend the Indenture or to consent to any waiver thereunder or reduce the requirements for voting or quorum described below, (ix) modify the change of control provisions, if any, or (x) modify the foregoing requirements or reduce the percentage of outstanding Debt Securities of such series necessary to waive any past default. (See Section 902.)

EVENTS OF DEFAULT

    Each Indenture provides, with respect to any series of Debt Securities outstanding thereunder, that any one or more of the following events that has occurred and is continuing constitutes an "Event of Default": (i) default in the payment of any interest upon any Debt Security of that series, or of any coupon appertaining thereto, when the same becomes due and payable and continues for 30 days (10 days in the case of Subordinated Debt Securities issued to a Trust);
(ii) default in the payment of the principal of or any premium on any Debt Security of that series when due, whether at maturity, upon redemption, by declaration or otherwise; (iii) default in the deposit of any sinking fund payment, when and as due by the terms of any Debt Securities of that series;
(iv) default in the performance or breach of any covenant or agreement of the Company in the Indenture with respect to any Debt Security of that series, continued for 60 days after written notice to the Company from the Indenture Trustee or from the holders of at least 25% of the outstanding Debt Securities of that series; (v) certain events in bankruptcy, insolvency or reorganization of the Company; (vi) in the case of Subordinated Debt Securities issued to a Trust, the voluntary or involuntary dissolution, winding-up or termination of such Trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of such Trust, the redemption of all of the Trust Securities of such Trust, or certain mergers or consolidations, each as permitted by the Trust Declaration of such Trust; and
(vii) any other Event of Default provided with respect to Debt Securities of that series. The Company is required to file annually with the Indenture Trustee an officer's certificate as to the Company's compliance with all conditions and covenants under each Indenture. Each Indenture provides that the Indenture Trustee may withhold notice to the holders of Debt Securities of any default, except in the case of a default on the payment of the principal of (or premium), if any, or interest on any Debt Securities or the payment of any sinking fund installment with respect to such Debt Securities, if it considers it in the interest of the holders of Debt Securities to do so. (See Section 501.)

    If an Event of Default under an Indenture, other than certain events with respect to bankruptcy, insolvency and reorganization of the Company, occurs and is continuing with respect to Debt Securities of a particular series, the Indenture Trustee or the holders of not less than 25% in principal amount of outstanding Debt Securities of that series may declare the outstanding Debt Securities of that series due and payable immediately. If an Event of Default with respect to certain events of bankruptcy, insolvency or reorganization of the Company with respect to Debt Securities of a particular series occurs and is continuing, then the principal of all the outstanding Debt Securities of that series, and accrued and unpaid interest thereon, will automatically be due and payable without any act on the part of the Indenture Trustee or any holder. (See
Section 502.)

    Subject to the provisions relating to the duties of the Indenture Trustee, if an Event of Default with respect to Debt Securities of a particular series occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of Debt Securities of such series, unless such holders shall have offered to the Indenture Trustee reasonable indemnity and security against the costs, expenses and liabilities that might be incurred by it in compliance with such request. Subject to such provisions for the indemnification of the Indenture Trustee, the holders of a majority in principal amount of the outstanding Debt Securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee under the applicable Indenture, or exercising any trust or power conferred on the Indenture Trustee with respect to the Debt Securities of that series. The Indenture Trustee may refuse to follow directions in conflict with law or the Indenture that may involve the Indenture Trustee in personal liability or may be unduly prejudicial to holders not joining therein. (See Section 512.)

    The holders of not less than a majority in principal amount of the outstanding Debt Securities of any series may, on behalf of the holders of all the Debt Securities of such series and any related coupons, waive any past default under the applicable Indenture with respect to such series and its consequences, except a default (i) in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the Indenture Trustee) or (ii) in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding Debt Security of such series affected thereby. (See Section 513.)

DEFEASANCE

    Each Indenture provides that, except as may be provided in respect of any series of Debt Securities, the Company may elect either to (i) defease and be discharged from any and all obligations with respect to any series of Debt Securities (except for the obligation to pay Additional Amounts, if any, to a holder who is not a United States person upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities, and to hold moneys for payment in trust) ("defeasance") or (ii) be released from its obligations with respect to any series of Debt Securities or, if provided in the terms of such series of Debt Securities, its obligations with respect to any other covenant, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such Debt Securities ("covenant defeasance"), in either case, upon the irrevocable deposit by the Company with the Indenture Trustee (or other qualifying trustee), in trust, of an amount, in such currency in which such Debt

Securities are then specified as payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such Debt Securities (with such applicability being determined on the basis of the currency, currency unit or composite currency in which such Debt Securities are then specified as payable at stated maturity) which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest, if any, on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor. The Company will not have the right to effect defeasance with respect to any series of Subordinated Debt Securities issued to a Trust. (See Sections 1401, 1402 and 1403.)

    The Company may effect defeasance or covenant defeasance only if, among other things, the Company has delivered to the Indenture Trustee an opinion of counsel to the effect that the holders of the affected Debt Securities will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. In the case of full defeasance, such opinion must refer to and be based on a revenue ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the respective Indenture. (See Section 1404.)

    "Government Obligations" means securities that are (i) direct obligations of the government that issued the currency in which the Debt Securities of a particular series are payable, or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the government that issued the currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and also includes certain depository receipts issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt. (See
Section 101.)

    The Prospectus Supplement relating to the Offered Debt Securities may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Offered Debt Securities of or within a particular series and any related coupons.

GOVERNING LAW

    The Indentures are, and the Debt Securities will be, governed by the internal laws of the State of New York. (See Section 112.)

INFORMATION CONCERNING THE INDENTURE TRUSTEE

    The Indenture Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indentures and, after default, will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by either Indenture at the request of any holder of Debt Securities issued thereunder, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. The Indenture Trustee is not required to expand or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. (See Section 601.)

REGISTRATION AND TRANSFER

    The Offered Debt Securities will be issued as registered securities and either will be in certificated form or will be represented by Global Securities (as defined below). Registered Senior Debt Securities will be issuable in denominations of $1,000 and integral multiples of $1,000, and registered Subordinated Debt Securities will be issuable in denominations of $25 and integral multiples of $25, or in such other denominations as may be in the terms of the Debt Securities. (See Section 302.)

    Registered Debt Securities will be exchangeable for other registered Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. Registered Debt Securities may be presented for registration of transfer (duly endorsed or accompanied by a written instrument of transfer), at the corporate trust office of the Indenture Trustee in New York City or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and referred to in any Prospectus Supplement. No service charge will be made for any transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (See Section 305.)

    In the event of any redemption of any series of Debt Securities, the Company will not be required to: (i) issue, register the transfer of or exchange any Debt Securities of that series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Debt Securities, or portion thereof, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part; or (iii) issue, register the transfer of or exchange any Debt Securities that have been surrendered for repayment at the option of the holder, except the portion if any, thereof not to be so repaid. (See Section 305.)

GLOBAL SECURITIES

    The Offered Debt Securities may be issued in whole or in part in the form of one or more Global Securities (as such term is defined below), which will be deposited with, or on behalf of, a depositary (the "Depositary") or its nominee identified in the applicable Prospectus Supplement. In such case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Global Security or Global Securities. Unless and until it is exchanged in whole or in part for Debt Securities in registered form, a Global Security may not be registered for transfer or exchange except as (i) a whole by the Depositary for such Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary, or by any nominee to a successor Depositary or a nominee of such successor Depositary, and (ii) in the circumstances described in the applicable Prospectus Supplement. The term "Global Security," when used with respect to any series of Debt Securities, means a Debt Security that is executed by the Company and authenticated and delivered by the Indenture Trustee to the Depositary or pursuant to the Depositary's instruction, which will be registered in the name of the Depositary or its nominee and which will represent, and will be denominated in an amount equal to the aggregate principal amount of, all of the outstanding Debt Securities of such series or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due, and interest rate or method of determining the interest rate.

    The specific terms of the depositary arrangement with respect to any Offered Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement. The Company expects that the following provisions will apply to depositary arrangements.

    Unless otherwise specified in the applicable Prospectus Supplement, Offered Debt Securities that are to be represented by a Global Security to be deposited with or on behalf of a Depositary will be represented by a Global Security registered in the name of such Depositary or its nominee. Upon the issuance of such Global Security, and the deposit of such Global Security with or on behalf of the Depositary for such Global Security, the Depositary will credit on its book-entry registration and transfer system the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary or its nominee ("participants"). The accounts to be credited will be designated by the underwriters or agents of such Debt Securities or, if such Debt Securities are offered and sold directly by the Company, by the Company. Ownership of beneficial interests in such Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for such Global Security. Ownership of beneficial interests in such Global Security by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Global Securities.

    So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the applicable Indenture. Unless otherwise specified in the applicable Prospectus Supplement, owners of beneficial interests in such Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certificated form and will not be considered the holders thereof for any purposes under the applicable Indenture. Accordingly, each person owning a beneficial interest in such Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a Holder under the Indenture. The Company understands that under existing industry practices, if the Company requests any action of holders, or if an owner of a beneficial interest in such Global Security desires to give any notice or take any action a holder is entitled to give or take under the applicable Indenture, then the Depositary would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

    Principal of and any premium and interest on a Global Security will be payable in the manner described in the applicable Prospectus Supplement.

MISCELLANEOUS

    The Company will have the right at all times to assign any of its respective rights or obligations under either Indenture to a direct or indirect wholly-owned subsidiary of the Company; provided, that, in the event of any such assignment, the Company will remain liable for all of its obligations. Subject to the foregoing, each Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. Each Indenture provides that it may not otherwise be assigned by the parties thereto. (See Section 803.)

              DESCRIPTION OF PREFERRED STOCK AND PREFERENCE STOCK

    The Company's Restated Certificate of Incorporation, as amended (the "Charter"), authorizes three classes of capital stock: Cumulative Preferred Stock, par value $100 per share; Preference Stock, par value $50 per share; and Common Stock, par value $1.75 per share. The following is a description of certain general terms and provisions of the Preferred Stock and the Preference Stock (collectively, the "Priority Stock"). This description does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Charter and the certificate of designations relating to each series of Priority Stock (each a "Certificate of Designations"), which will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus is a part at or prior to the time of issuance of such series of Priority Stock.

GENERAL

    The Charter authorizes 1,000,000 shares of Preferred Stock, par value $100 per share, and 1,000,000 shares of Preference Stock, par value $50 per share. The Preference Stock is junior to the Preferred Stock, but senior to the Common Stock. As of June 30, 1998, there were outstanding 26,000 shares of 4 1/2% Series Cumulative Preferred Stock, 11,500 shares of 6 1/2% Series Cumulative Preferred Stock, and no shares of Preference Stock.

    The Priority Stock may be issued from time to time in one or more series, without stockholder approval. Subject to limitations prescribed by law and the Charter, the Board of Directors of the Company is authorized to determine the voting power (if any), designation, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, for each series of Priority Stock that may be issued, and to fix the number of shares of each such series. Thus, the Board of Directors, without stockholder approval, could authorize the issuance of Priority Stock with voting, conversion and other rights that could adversely affect the voting power and other rights of holders of Common Stock or other series of Priority Stock or that could have the effect of delaying, deferring or preventing a change in control of the Company. See "Description of Common Stock-- Certain Effects of Authorized but Unissued Stock."

    The Prospectus Supplement relating to the particular Priority Stock offered thereby (the "Offered Priority Stock") will describe the following terms of the Offered Priority Stock: (i) the designation and stated value per share of the Offered Priority Stock and the number of shares offered; (ii) the amount of liquidation preference per share of the Offered Priority Stock; (iii) the initial public offering price at which the Offered Priority Stock will be issued; (iv) the dividend rate (or method of calculation), the dates on which dividends will be payable and the dates from which dividends will commence to accrue, if any; (v) any redemption or sinking fund provisions; (vi) any conversion or exchange rights; and (vii) any additional voting, dividend, redemption, liquidation, sinking fund and other rights, preferences, privileges, limitations and restrictions. The Priority Stock will be, upon issuance against full payment therefor, fully paid and nonassessable. The holders of Priority Stock will not have any preemptive rights. The applicable Prospectus Supplement will contain a description of certain United States Federal income tax consequences relating to the purchase and ownership of the Offered Priority Stock.

    The Priority Stock will have the dividend, liquidation, redemption and voting rights set forth below unless otherwise provided in the applicable Prospectus Supplement.

RANK

    With respect to dividend rights and rights upon the liquidation, dissolution or winding up of the Company, each share of Preferred Stock will rank on a parity with each other share of Preferred Stock, irrespective of series, and will rank prior to the Common Stock and the Preference Stock and any other class or series of capital stock of the Company hereafter authorized over which the Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company. With respect to dividend rights and rights upon the liquidation, dissolution or winding up of the Company, each share of Preference Stock will rank on a parity with each other share of Preference Stock, irrespective of series, and will rank junior to the Preferred Stock but prior to the Common Stock and any other class or series of capital stock of the Company hereafter authorized over which the Preference Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company.

    The Priority Stock will be junior to all outstanding debt of the Company. Each series of Priority Stock will be subject to creation of preferred or preference stock ranking senior to, on a parity with or junior to such Priority Stock to the extent not expressly prohibited by the Company's Charter.

DIVIDEND RIGHTS

    Holders of shares of the Offered Priority Stock will be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Company legally available for payment, cash dividends, payable quarterly on the first day of March, June, September and December in each year and at such rates per share per annum as set forth in the applicable Prospectus Supplement. Such rate may be fixed or variable or both. Each declared dividend will be payable to holders of record as they appear at the close of business on the stock books of the Company on such record dates, not more than 60 calendar days preceding the corresponding payment dates, as are determined by the Board of Directors.

    Dividends on the Priority Stock will be cumulative. No full dividend will be declared or paid or set apart for payment on any series of Preferred Stock or any series of Preference Stock for any dividend period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on all the outstanding shares of Preferred Stock or Preference Stock, as applicable, for all dividend periods terminating on or prior to the end of such dividend period. When dividends are not paid in full as aforesaid on all shares of Preferred Stock or Preference Stock, as the case may be, any dividend payments (including accruals, if any) on the Preferred Stock or Preference Stock, as applicable, will be paid to the holders of the shares of the Preferred Stock or Preference Stock, as the case may be, ratably in proportion to the respective sums which such holders would receive if all dividends thereon accrued to the date of payment were declared and paid in full. Accruals of dividends will not bear interest. So long as any shares of Preferred Stock or Preference Stock are outstanding, no dividends, whether in cash or property, will be paid or declared, nor will any distribution be made, on any class of stock ranking subordinate to the Preferred Stock or Preference Stock, as the case may be, nor will any shares of stock ranking subordinate to the Preferred Stock or Preference Stock, as the case may be, be purchased, redeemed or otherwise acquired for consideration by the Company or any subsidiary of the Company, unless all dividends on the Preferred Stock or Preference Stock, as applicable, for all past quarterly dividend periods have been paid or declared and a sum sufficient for the payment thereof set apart. The foregoing provisions will not, however, apply to a dividend payable solely in shares of any stock ranking subordinate to the Preferred Stock or Preference Stock, as the case may be, or to the acquisition of shares of any stock ranking subordinate to the Preferred Stock or Preference Stock, as the case may be, in exchange solely for shares of any other stock ranking subordinate to the Preferred Stock or Preference Stock, as applicable.

LIQUIDATION RIGHTS

    In the event of a liquidation, dissolution or winding up of the Company, or any reduction in its capital resulting in any distribution of assets to the Company's shareholders, the holders of the Offered Priority Stock will be entitled, subject to the rights of creditors, but before any distribution or payment to the holders of Common Stock or any other security ranking junior to the Offered Priority Stock, to receive an amount per share determined by the Board of Directors and set forth in the applicable Prospectus Supplement plus accrued and unpaid dividends to the distribution or payment date (whether or not earned or declared). No payments will be made with respect to the Preference Stock until the full liquidation rights of the Preferred Stock have been satisfied. In the event that the assets available for distribution with respect to the Preferred Stock or Preference Stock, as the case may be, are not sufficient to satisfy the full liquidation rights of all the outstanding Preferred Stock or Preference Stock, as applicable, then such assets will be distributed to the holders of such Preferred Stock or Preference Stock, as the case may be, ratably in proportion to the full amounts to which they would otherwise be respectively entitled. After payment of the full amount of the liquidation preference, the holders of Priority Stock will not be entitled to any further participation in any distribution of assets by the Company. Neither the consolidation, merger, or reorganization, nor the sale or transfer of all or any part of the assets, of the Company will be deemed a liquidation, dissolution or winding up of the Company for purposes of this provision.

REDEMPTION

    If so provided in the applicable Prospectus Supplement, the Offered Priority Stock may be redeemed by the Company, by action of the Board of Directors, at the redemption price set forth in the applicable Prospectus Supplement, plus accrued but unpaid dividends. From and after the date of redemption, all dividends on the Priority Stock called for redemption will cease to accrue, and all rights of the holders of such Priority Stock, other than the right to receive the redemption price, shall terminate.

VOTING RIGHTS

    At any time dividends in an amount equal to four quarterly dividend payments on the Preferred Stock of any series, whether or not consecutive, are unpaid in whole or in part, holders of the Preferred Stock will have the right to a separate class vote to elect the smallest number of directors necessary to constitute a majority of the Company's Board of Directors at the next annual meeting of stockholders and thereafter until such arrearages in dividends have been declared and paid (or declared and a sum sufficient for the payment thereof set apart in trust for the holders entitled thereto), at which time the rights of the holders of the Preferred Stock to elect such directors will cease and the terms of the directors elected by the holders of the Preferred Stock will terminate. In such event, the holders of the Common Stock, voting as a class, are entitled to elect the remaining directors, subject to the rights of the holders of the Preference Stock if there is a similar dividend arrearage on the Preference Stock. While the holders of the Preferred Stock are entitled to elect a majority of the Board of Directors, payment of dividends on the Preferred Stock shall not be unreasonably withheld if the financial condition of the Company permits their payment.

    At any time dividends in an amount equal to four quarterly dividend payments on the Preference Stock of any series, whether or not consecutive, are unpaid in whole or in part, holders of the Preference Stock will have the right to a separate class vote to elect two members of the Board of Directors at the next annual meeting of stockholders and thereafter until such arrearages in dividends have been declared and paid (or declared and a sum sufficient for the payment thereof set apart in trust for the holders entitled thereto), at which time the rights of the holders of the Preference Stock to elect such directors will cease and the terms of such two directors will terminate.

    Without the affirmative vote of the holders of two-thirds of the Preferred Stock or two-thirds of the Preference Stock, as the case may be, then outstanding (voting separately as a class, without respect to series), the Company may not (i) adopt any proposed amendment to the Company's Charter which authorizes any capital stock (which, in the case of the Preference Stock, includes any increase in the number of authorized shares of Preferred Stock), or any security or obligation convertible into any other capital stock, ranking prior in any respect to the Preferred Stock or the Preference Stock, as the case may be, (ii) change, by Charter Amendment or otherwise, the terms and provisions of the Preferred Stock or the Preference Stock, as the case may be, so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the outstanding Preferred Stock or Preference Stock, as the case may be, or the holders thereof, provided, that if any such amendment affects adversely the relative rights, preferences, qualifications, limitations or restrictions of less than all series of the Preferred Stock or less than all series of the Preference Stock, as the case may be, at the time outstanding, then only the affirmative vote of the holders of at least two-thirds of the shares of each series so affected is necessary, or (iii) with respect to the Preferred Stock, issue any shares of Preferred Stock or shares of any stock ranking pari passu with the Preferred Stock as to dividends or liquidation rights, or any securities convertible into shares of Preferred Stock or stock ranking pari passu with the Preferred Stock as to dividend or liquidation rights (otherwise than in exchange for or for the purpose of effecting the redemption or other retirement of not less than an equal number of shares of Preferred Stock or shares of any stock ranking pari passu with the Preferred Stock as to dividend or liquidation rights), unless the Common Stock equity (as defined in the Charter) is not less than the aggregate par value of all shares of Preferred Stock and the aggregate par value or stated value of all other shares of stock ranking prior to or pari passu with the Preferred Stock as to dividends or liquidation rights, which will be outstanding after the issue of the shares or convertible securities proposed to be issued.

    Without the affirmative vote of the holders of at least a majority of the shares of the Preferred Stock or a majority of the shares of the Preference Stock, as the case may be, at the time outstanding (or, if an affirmative vote of the holders of the shares of the Preferred Stock or the Preference Stock of each series is required by law, without the affirmative vote of holders of at least a majority of the shares of the Preferred Stock or the Preference Stock, as the case may be, of each series at the time outstanding), the Company may not merge or consolidate with or into another corporation or sell, lease or exchange all or substantially all of the assets of the Company.

    The holders of Priority Stock are entitled to one vote per share on each matter submitted for their vote, other than the election of directors, which is subject to cumulative voting rights. In those instances when the holders of Priority Stock are entitled to elect certain directors, each holder is entitled to a number of votes equal to the number of shares owned by such holder multiplied by the number of directors to be elected by the holders of the Preferred Stock or the holders of the Preference Stock, as the case may be.

    None of the foregoing voting requirements will apply if at the time provision has been made for the redemption of the outstanding Priority Stock.

    Except as described above or as required by law, the Offered Priority Stock will not be entitled to any voting rights unless provided for in the applicable Certificate of Designations and set forth in the applicable Prospectus Supplement.

NO OTHER RIGHTS

    The Offered Priority Stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable Prospectus Supplement, the Charter and the applicable Certificate of Designations or as otherwise required by law.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and the registrar for the Offered Priority Stock will be described in the applicable Prospectus Supplement.

                          DESCRIPTION OF COMMON STOCK

    The following is a description of certain terms of the Common Stock. This description does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Charter.

GENERAL

    The Company is authorized to issue up to 50,000,000 shares of Common Stock. As of June 30, 1998, there were 17,842,524 shares of Common Stock outstanding held by approximately 8,900 stockholders of record. Subject to the limitations described below and the prior rights of the Preferred Stock and Preference Stock, the Common Stock is entitled to dividends when, as and if declared by the Board of Directors out of funds legally available therefor. Holders of Common Stock are entitled to one vote per share. There is no provision for cumulative voting or preemptive rights. The holders of Preferred Stock and the holders of

Preference Stock are each entitled to elect a certain number of directors of the Company in the event of a default in the payment of four quarterly dividends on any series of such stock and have voting rights with respect to amendments of the Charter affecting certain of their rights and in the case of certain mergers, consolidations and dispositions of substantially all the Company's assets. See "Description of Preferred Stock and Preference Stock." Upon any liquidation, voluntary or involuntary, of the Company, holders of Common Stock are entitled ratably to all the assets of the Company after payment of the Company's liabilities and satisfaction of the liquidation preferences of the Preferred Stock and the Preference Stock. The outstanding shares of Common Stock are, and any shares of Common Stock offered pursuant to a Prospectus Supplement (upon issuance against full payment therefor) will be, fully paid and nonassessable.

    The Common Stock is listed on the New York Stock Exchange. The transfer agents and registrars for the Common Stock are Norwest Bank Minnesota, N.A. and the Company.

LIMITATIONS ON DIVIDENDS

    The Company may not declare or pay cash dividends on the Common Stock unless full dividends on all shares of Preferred Stock and Preference Stock then outstanding for the current and all past quarterly dividend periods have been paid or provided for. Also, dividends on the Common Stock may not be paid unless the Company has complied with all sinking fund requirements for those series of Preferred Stock and Preference Stock which have such requirements.

    The Company's outstanding Subordinated Debt Securities provide that the Company may not declare or pay cash dividends on the Common Stock during any period for which the payment of interest on such Subordinated Debt Securities is being deferred, or if the Company is in default under the Subordinated Indenture or the related Guarantee. Any Subordinated Debt Securities issued to a Trust in connection with the issuance of Trust Securities by such Trust will contain similar provisions. See "Description of Debt Securities--Certain Covenants."

RIGHTS

    The Company has a Stockholder Rights Plan, which it first adopted in 1996, pursuant to which each share of Common Stock has associated with it one Common Stock Purchase Right ("Right"). Each Right, when exercisable, entitles the registered holder to purchase from the Company one share of Common Stock at a price of $50.00 per share (as adjusted for the two-for-one stock split in May
1997), subject to further adjustments. The Rights are evidenced by the Common Stock certificates and may not be exercised or transferred separately from the Common Stock until ten days after a person or group acquires, or announces a tender offer which would result in its acquiring, beneficial ownership of securities having 15% or more of the voting power of all outstanding voting securities of the Company.

    In the event that a person or group acquires 15% or more or the Company's voting power, or if the Company merges or engages in certain self-dealing transactions with a 15% or more stockholder, each Right will entitle the holder (other than the 15% or more stockholder) to purchase a number of shares of Common Stock (or, if the Company is not the surviving corporation, shares of common stock of the surviving corporation), having a market value of two times the exercise price of the Right.

    The Rights do not have voting rights and are redeemable at the option of the Company at a price of $.005 per Right at any time before the Rights become exercisable. Unless earlier redeemed, the Rights will expire on December 10, 2006.

RESTRICTIONS ON CHANGE OF CONTROL

    The Company's Charter contains certain provisions which will make it difficult for any party to obtain control of the Company through transactions not approved by the Board of Directors of the Company, including the following:

        (i) The Board of Directors is divided into three classes, only one of which stands for election each year for a three year term of office, thereby requiring two successive annual elections for a party or group acquiring control to replace a majority of the incumbent directors.

        (ii) Directors may be removed from office before their terms expire only for cause.

        (iii) To authorize certain "business combinations" between the Company and any person or entity which owns 10% or more of the outstanding Common Stock, or an affiliate of such a person or entity, the approving vote of the holders of at least 75% of the outstanding Common Stock must be obtained, unless certain "fair price" and other financial and procedural conditions are satisfied, coupled with approval of the transaction by a majority of "Continuing Directors."

        (iv) Amendment of the foregoing Charter provisions must be approved by the holders of at least 75% of the outstanding shares of the Company's Common Stock.

    In addition, the Company is subject to the "business combination" statute of the Delaware General Corporation Law (Section 203). In general, this statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with any "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) the transaction is approved by the board of directors prior to the date the interested stockholder obtains such status, (ii) upon consummation of the transaction in which the interested stockholder obtains such status, the interested stockholder beneficially owned at least 85% of the outstanding shares of the corporation's voting stock owned by stockholders other than (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (iii) the "business combination" is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the "interested stockholder." "Business combination" includes mergers, asset sales and other transactions resulting in financial benefit to the "interested stockholder." An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) beneficially 15% or more of a corporation's voting stock.

    The overall effect of the above provisions may be to render more difficult or to discourage a merger, tender offer or proxy contest, the assumption of control of the Company by a holder of a large block of the Company's stock or other person, or the removal of incumbent management, even if such actions may be beneficial to the Company's stockholders generally.

CERTAIN EFFECTS OF AUTHORIZED BUT UNISSUED STOCK

    The Company's authorized but unissued shares of Common Stock, Preferred Stock and Preference Stock may be issued without additional stockholder approval and may be utilized for a variety of corporate purposes, including future offerings to raise additional capital or to facilitate corporate acquisitions. The issuance of Preferred Stock or Preference Stock could have the effect of delaying or preventing a change in control of the Company. The issuance of Preferred Stock or Preference Stock could decrease the amount of earnings and assets available for distribution to the holders of Common Stock or could adversely affect the rights and powers, including voting rights, of the holders of the Common Stock. In certain circumstances, such issuance could have the effect of decreasing the market price of the Common Stock.

    One of the effects of the existence of unissued and unreserved Common Stock, Preferred Stock or Preference Stock may be to enable the Board to issue shares to persons friendly to current management which could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of management. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of the Company.

LIMITATION OF DIRECTOR LIABILITY

    The Charter contains a provision that limits the liability of the Company's directors for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law. Such limitation does not, however, affect the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or purchases and (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care.

                DESCRIPTION OF THE TRUSTS' PREFERRED SECURITIES

    The following is a description of certain general terms and provisions of the Preferred Securities. This description does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the form of Trust Declaration, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Trust Declaration will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as Property Trustee under each Trust Declaration and as an indenture trustee for purposes of the Trust Indenture Act.

    Each Trust may issue only one series of Preferred Securities. The Prospectus Supplement relating to the particular Preferred Securities offered thereby (the "Offered Preferred Securities") will describe the following terms of the Offered Preferred Securities: (i) the designation of the Offered Preferred Securities,
(ii) the number of Offered Preferred Securities, (iii) the annual distribution rate (or method of determining such rate) for the Offered Preferred Securities and the date or dates upon which such distributions will be payable, (iv) whether distributions on the Offered Preferred Securities will be cumulative, and, in the case of Preferred Securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on such Preferred Securities will accumulate, (v) the amount or amounts to be paid out of the assets of the applicable Trust to the holders of the Offered Preferred Securities upon voluntary or involuntary dissolution, winding-up or termination of such Trust, (vi) the obligation, if any, of the applicable Trust to purchase or redeem the Offered Preferred Securities and the price or prices at which, the period or periods within which and the terms and conditions upon which the Offered Preferred Securities will be purchased or redeemed, in whole or in part, pursuant to such obligation, (vii) the voting rights, if any, of the Offered Preferred Securities in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more Trusts or of both, as a condition to specified action or amendments to the Trust Declaration of the applicable Trust, and (viii) any other relevant rights, preferences, privileges, limitations or restrictions of the Offered Preferred Securities consistent with the applicable Trust Declaration or with applicable law. All Offered Preferred Securities will be guaranteed by the

Company to the extent set forth below under "Description of the Guarantees." Certain United States Federal income tax considerations applicable to any Offered Preferred Securities will be described in the applicable Prospectus Supplement.

    In connection with the issuance of Preferred Securities, each Trust will issue one series of Common Securities having such terms, including distribution, redemption, voting and liquidation rights, limitations and restrictions, as shall be set forth in the applicable Trust Declaration. The terms of the Common Securities issued by a Trust will be substantially identical to the terms of the Preferred Securities issued by such Trust and the Common Securities will rank pari passu with, and payments will be made thereon pro rata with, the Preferred Securities except that, upon an event of default under the applicable Trust Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Except in certain limited circumstances, the Common Securities will also carry the right to vote and to appoint, remove or replace any of the Capital Financing Trustees of a Trust. All of the Common Securities of each Trust will be directly or indirectly owned by the Company.

                         DESCRIPTION OF THE GUARANTEES

    Set forth below is a description of certain terms and provisions of the Guarantees that will be executed and delivered by the Company for the benefit of the holders, from time to time, of Preferred Securities. The description does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the form of Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as trustee under each Guarantee (the "Guarantee Trustee") and as an indenture trustee for purposes of the Trust Indenture Act. Each Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities of the applicable Trust.

GENERAL

    Pursuant to each Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full to the holders of the Preferred Securities issued by a Trust, the Guarantee Payments (as defined below), as and when due, regardless of any defense, right of set-off or counterclaim which such Trust may have or assert. The following payments with respect to Preferred Securities issued by a Trust (the "Guarantee Payments"), to the extent not paid by such Trust, will be subject to the Guarantee (without duplication): (i) any accumulated and unpaid distributions that are required to be paid on such Preferred Securities, to the extent the Company has made a payment of interest or principal on the Subordinated Debt Securities, (ii) the redemption price, including all accumulated and unpaid distributions to the date of redemption (the "Redemption Price"), to the extent the Company has made a payment of interest or principal on the Subordinated Debt Securities, with respect to any Preferred Securities called for redemption by such Trust, and
(iii) upon a voluntary or involuntary dissolution, winding-up or termination of such Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities upon the maturity or redemption of the Subordinated Debt Securities) the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid distributions on such Preferred Securities to the date of payment to the extent such Trust has funds legally available therefor and (b) the amount of assets of such Trust remaining available for distribution to holders of such Preferred Securities in liquidation of such Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing such Trust to pay such amounts to such holders.

    Each Guarantee will be a full and unconditional guarantee with respect to the Preferred Securities issued by the applicable Trust from the time of issuance of such Preferred Securities but will not apply to any payment of distributions due to the extent such Trust lacks funds legally available therefor as a result of a failure by the Company to make payments of interest or principal on the Subordinated Debt Securities. If the

Company does not make interest payments on the Subordinated Debt Securities purchased by a Trust, such Trust will not pay distributions on the Preferred Securities issued by a Trust and will not have funds legally available therefor. See "Description of Debt Securities."

    The Company and the Trusts believe that the Guarantees, taken together with the Company's obligations under the Subordinated Indenture and the Subordinated Debt Securities and the provisions of the Trust Declaration, are substantially equivalent to a full and unconditional guarantee by the Company of payments due on the Preferred Securities.

    The Company has also agreed to irrevocably and unconditionally guarantee the obligations of the Trusts with respect to the Common Securities (the "Common Securities Guarantee") to the same extent as the Guarantees, except that, upon an event of default under the Subordinated Indenture, holders of Preferred Securities under the Guarantees will have priority over holders of Common Securities under the Common Securities Guarantees with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF THE COMPANY

    In each Guarantee, the Company will covenant that, so long as any Preferred Securities issued by the applicable Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under such Guarantee or the Trust Declaration of such Trust, then (a) the Company will not declare or pay any dividend (other than stock dividends paid in the same class of stock as that on which they are paid) on, or make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock and (b) the Company will not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to such Subordinated Debt Securities.

MODIFICATION OF THE GUARANTEES; ASSIGNMENT

    Except with respect to any changes that do not materially adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), each Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in liquidation amount of the outstanding Preferred Securities issued by the applicable Trust. All guarantees and agreements contained in a Guarantee will bind the successors, assignees, receivers, trustees and representatives of the Company and will inure to the benefit of the holders of the Preferred Securities of the applicable Trust then outstanding.

EVENTS OF DEFAULT

    An "Event of Default" under the Guarantee will occur upon the failure of the Company to perform any of its payments or other obligations thereunder. The holders of a majority in liquidation amount of the Preferred Securities of the applicable Trust have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

    If the Guarantee Trustee fails to enforce such Guarantee, any holder of Preferred Securities of the applicable Trust may, after such holder's written request to the Guarantee Trustee to enforce the Guarantee, institute a legal proceeding directly against the Company to enforce the Guarantee Trustee's rights under such Guarantee without first instituting a legal proceeding against the relevant Trust, the Guarantee Trustee or any other person or entity.

    The Company will be required to provide annually to the Guarantee Trustee a statement as to the performance by the Company of certain of its obligations under each of the Guarantees and as to any default in such performance.

    The Company is required to file annually with the Guarantee Trustee an officer's certificate as to the Company's compliance with all conditions under each of the Guarantees.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

    The Guarantee Trustee, prior to the occurrence of a default, undertakes to perform only such duties as are specifically set forth in the applicable Guarantee and, after default with respect to a Guarantee, will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEES

    Each Guarantee will terminate as to the Preferred Securities issued by the applicable Trust upon full payment of the Redemption Price of all such Preferred Securities, upon distribution of the Subordinated Debt Securities held by the Trust to the holders of the Preferred Securities of such Trust, or upon full payment of the amounts payable in accordance with the applicable Trust Declaration upon liquidation of such Trust. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable Trust must restore payment of any sums paid under such Preferred Securities or such Guarantee.

STATUS OF THE GUARANTEES

    Each Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company, and (iii) senior to the Company's Common Stock. The terms of the Preferred Securities provide that each holder of Preferred Securities issued by a Trust by acceptance thereof agrees to the subordination provisions and other terms of the applicable Guarantee.

    Each Guarantee will constitute a guarantee of payment and not of collection (allowing the guaranteed party to institute a legal proceeding directly against the Company to enforce its rights under a Guarantee without instituting a legal proceeding against any other person or entity).

GOVERNING LAW

    Each Guarantee will be governed by the internal laws of the State of New
York.

                              PLAN OF DISTRIBUTION

    The Company, the Trusts (with respect to Preferred Securities) and the Selling Stockholders (with respect to shares of Common Stock) may sell Securities to one or more underwriters for public offering and sale by them or may sell Securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of Securities will be named in the applicable Prospectus Supplement. Any sale of Securities by the Company to one or more underwriters may include stand-by call arrangements or other arrangements whereby an underwriter purchases Securities directly or indirectly from the Company in connection with a redemption of securities convertible into Securities.

    The distribution of Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Each Prospectus Supplement will describe the method of distribution of the offered Securities.

    In connection with the sale of Securities, underwriters or agents acting on the Company's behalf may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Securities for whom they may act as agent. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

    Any underwriting compensation paid to underwriters or agents in connection with the offering of Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of Securities may be deemed to be underwriting discounts and commissions under the Securities. Underwriters, dealers and agents may be entitled, under agreements entered into with the Company and the Selling Stockholders, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

    If so indicated in the applicable Prospectus Supplement, the Company will authorize underwriters acting as the Company's agents to solicit offers by certain institutions to purchase Securities from the Company pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the amount of Securities sold pursuant to Contracts will be not less nor more than, the respective amounts stated in such Prospectus Supplement. Institutions with which Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investments companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of the Company. The obligations of any purchaser under any Contract will not be subject to any conditions except that (i) the purchase by an institution of the Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the Securities are also being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of the Securities less the principal amount thereof covered by the Contracts. The underwriters and such other persons will not have any responsibility in respect of the validity or performance of the Contracts.

                              SELLING STOCKHOLDERS

    Up to 1,279,476 shares of Common Stock may be offered by or for the accounts of the Selling Stockholders listed in the table below. The Selling Stockholders were stockholders of Empire Energy Corporation ("Empire Energy"), which merged with a wholly owned subsidiary of the Company in 1996. In connection with that merger, the Company and the Selling Stockholders entered into a Warrant Issuance and Exchange Agreement, pursuant to which the Company issued warrants to purchase Common Stock ("Warrants") to the former stockholders of Empire Energy, including the Selling Stockholders. The Warrants are exercisable for Common Stock at an exercise price of $18.225 per share. Except as a result of their ownership of the Warrants, their stock ownership of Empire Energy prior to its acquisition by the Company and their positions with Empire Energy, none of the Selling Stockholders or any of their affiliates, other than Kermit Clay, Charles Jones and Link Young, has had within the past three years any material relationship with the Company or any of its affiliates. Messrs. Clay, Jones and Young are currently employees of Cornerstone Propane, L.P., an affiliate of the Company.

    The Selling Stockholders beneficially own an aggregate of 1,279,476 shares of Common Stock, all of which represent shares that may be acquired upon exercise of Warrants held by such persons.

    The following table sets forth certain information as of June 15, 1998 with respect to the Common Stock beneficially owned by each Selling Stockholder:

                                                                                  SHARES
                                                                               BENEFICIALLY
                                   NAME                                          OWNED(1)
---------------------------------------------------------------------------  -----------------
Bill Byrne.................................................................         39,730
Kermit Clay................................................................         19,866
David Dean.................................................................         27,840
Luther Gill................................................................         72,936
Charles Jones..............................................................         50,896
Earl L. Noe................................................................         79,896
Stephen R. Plaster Trust...................................................        593,764
Floyd J. Waterman..........................................................         71,776
Larry A. Weis..............................................................         73,516
Robert W. Wooldridge.......................................................        225,476
Link Young.................................................................         23,780

---------

    (1) Issuable upon exercise of Warrants held by such person.

                           EXPERTS AND LEGAL OPINIONS

    The financial statements and schedules included in Form 10-K and incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

    The legality of the Securities of the Company offered hereby will be passed upon for the Company by Schiff Hardin & Waite, Chicago, Illinois. Certain matters of Delaware law relating to the validity of the Preferred Securities, the enforceability of the Trust Declarations and the creation of the Trusts will be passed upon by Richards, Layton & Finger, PA, Wilmington, Delaware.